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                                   INDENTURE



                                    between



                     RELIANCE AUTO RECEIVABLES CORPORATION



                                      and



                         HARRIS TRUST AND SAVINGS BANK
                                   as Trustee


                         Dated as of November 20, 1996



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                               Table of Contents

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

                                   ARTICLE I
                  Definitions and Incorporation by Reference

SECTION 1.1.   Definitions............................................   3
SECTION 1.2.   Rules of Construction..................................   9

                                   ARTICLE II
                                   The Notes

SECTION 2.1.   Form...................................................  10
SECTION 2.2.   Execution, Authentication and Delivery.................  10
SECTION 2.3.   Temporary Notes........................................  11
SECTION 2.4.   Registration; Registration of Transfer and Exchange....  11
SECTION 2.5.   Mutilated, Destroyed, Lost or Stolen Notes.............  13
SECTION 2.6.   Persons Deemed Owners..................................  14
SECTION 2.7.   Payment of Principal and Interest; Defaulted Interest..  14
SECTION 2.8.   Cancellation...........................................  15
SECTION 2.9.   Release of Collateral..................................  15
SECTION 2.10.  Book-Entry Notes.......................................  16
SECTION 2.11.  Notices to Clearing Agency.............................  17
SECTION 2.12.  Definitive Notes.......................................  17
SECTION 2.13.  Certain Transfer Restrictions..........................  17
SECTION 2.14.  Legending of Notes.....................................  19
SECTION 2.15.  Conditions to Issuance of Notes........................  20
SECTION 2.16.  Custody of the Receivable Files........................  21

                                  ARTICLE III
                                   Covenants

SECTION 3.1.   Payment of Principal and Interest......................  21
SECTION 3.2.   Maintenance of Office or Agency........................  22
SECTION 3.3.   Money for Payments To Be Held in Trust.................  22
SECTION 3.4.   Existence..............................................  24
SECTION 3.5.   Protection of the Trust Estate.........................  24
SECTION 3.6.   Opinions as to the Trust Estate........................  25
SECTION 3.7.   Performance of Obligations; Servicing of Receivables...  26
SECTION 3.8.   Negative Covenants.....................................  27
SECTION 3.9.   Annual Statement as to Compliance......................  28
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SECTION 3.10.  Issuer May Consolidate, etc., Only on Certain Terms....  28
SECTION 3.11.  Successor or Transferee................................  30
SECTION 3.12.  No Other Business......................................  31
SECTION 3.13.  No Borrowing...........................................  31
SECTION 3.14.  Servicer's Obligations; Related Documents..............  31
SECTION 3.15.  Guarantees, Loans, Advances and Other Liabilities......  31
SECTION 3.16.  Capital Expenditures...................................  31
SECTION 3.17.  Notice of Events of Default............................  31
SECTION 3.18.  Further Instruments and Acts...........................  32
SECTION 3.19.  Compliance with Laws...................................  32
SECTION 3.20.  Tax Treatment..........................................  32
SECTION 3.21.  Investment Company Act.................................  32
SECTION 3.22.  Liens..................................................  32
SECTION 3.23.  Conduct of Business....................................  32
SECTION 3.24.  Representations and Warranties.........................  33

                                   ARTICLE IV
                           Satisfaction and Discharge

SECTION 4.1.   Satisfaction and Discharge of Indenture................  36
SECTION 4.2.   Payment of Moneys Held by Paying Agent.................  36
SECTION 4.3.   Release of Trust Estate................................  37

                                   ARTICLE V
                                    Remedies

SECTION 5.1.   Events of Default......................................  37
SECTION 5.2.   Acceleration of Maturity; Rescission and Annulment.....  38
SECTION 5.3.   Collection of Indebtedness and Suits for Enforcement
               by Trustee; Authority of Controlling Party.............  40
SECTION 5.4.   Remedies; Priorities...................................  42
SECTION 5.5.   Optional Preservation of the Receivables...............  44
SECTION 5.6.   Limitation of Suits....................................  45
SECTION 5.7.   Unconditional Rights of Noteholders To Receive
               Principal and Interest.................................  45
SECTION 5.8.   Restoration of Rights and Remedies.....................  46
SECTION 5.9.   Rights and Remedies Cumulative.........................  46
SECTION 5.10.  Delay or Omission Not a Waiver.........................  46
SECTION 5.11.  Control by Noteholders.................................  46
SECTION 5.12.  Waiver of Past Defaults................................  47
SECTION 5.13.  Undertaking for Costs..................................  47
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SECTION 5.14.  Waiver of Stay or Extension Laws.......................  48
SECTION 5.15.  Action on Notes........................................  48
SECTION 5.16.  Performance and Enforcement of Certain Obligations.....  48

                                   ARTICLE VI
                                  The Trustee

SECTION 6.1.   Duties of the Trustee..................................  49
SECTION 6.2.   Rights of Trustee......................................  52
SECTION 6.3.   Individual Rights of the Trustee.......................  53
SECTION 6.4.   Trustee's Disclaimer...................................  53
SECTION 6.5.   Notice of Defaults.....................................  53
SECTION 6.6.   Reports by Trustee to the Holders......................  53
SECTION 6.7.   Compensation, Reimbursement and Indemnity..............  54
SECTION 6.8.   Replacement of the Trustee.............................  55
SECTION 6.9.   Successor Trustee by Merger............................  56
SECTION 6.10.  Appointment of Co-Trustee or Separate Trustee..........  57
SECTION 6.11.  Corporate Trustee Required; Eligibility................  58
SECTION 6.12.  Appointment and Powers.................................  59
SECTION 6.13.  Limitation on Liability................................  59
SECTION 6.14.  Reliance upon Documents................................  60
SECTION 6.15.  Representations and Warranties of the Trustee..........  60
SECTION 6.16.  Waiver of Setoffs......................................  61

                                  ARTICLE VII
                         Noteholders' Lists and Reports

SECTION 7.1.   Issuer To Furnish Trustee Names and Addresses of
               Noteholders............................................  61
SECTION 7.2.   Preservation of Information; Communications to
               Noteholders............................................  61
SECTION 7.3.   Reports by Issuer......................................  62

                                   ARTICLE VIII
                       Accounts, Disbursements and Releases

SECTION 8.1.   Collection of Money....................................  62
SECTION 8.2.   Collection Account and Spread Account..................  62
SECTION 8.3.   General Provisions Regarding Accounts..................  63
SECTION 8.4.   Release of Trust Estate................................  63
SECTION 8.5.   Opinion of Counsel.....................................  64
SECTION 8.6.   Purchase of Receivables................................  64
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                                      iii
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                                 ARTICLE IX
                            Supplemental Indentures

SECTION 9.1.   Supplemental Indentures Without Consent of Noteholders.  65
SECTION 9.2.   Supplemental Indentures With Consent of Noteholders....  66
SECTION 9.3.   Execution of Supplemental Indentures...................  68
SECTION 9.4.   Effect of Supplemental Indenture.......................  68
SECTION 9.5.   Reference in Notes to Supplemental Indentures..........  68

                                    ARTICLE X
                               Redemption of Notes

SECTION 10.1.  Redemption.............................................  69
SECTION 10.2.  Form of Redemption Notice..............................  69
SECTION 10.3.  Notes Payable on Redemption Date.......................  69

                                   ARTICLE XI
                                 Miscellaneous

SECTION 11.1.  Compliance Certificates and Opinions, etc..............  70
SECTION 11.2.  Form of Documents Delivered to Trustee.................  71
SECTION 11.3.  Acts of Noteholders....................................  72
SECTION 11.4.  Notices, etc., to the Trustee, Issuer and Rating
               Agencies...............................................  73
SECTION 11.5.  Notices to Noteholders; Waiver.........................  73
SECTION 11.6.  [Reserved].............................................  74
SECTION 11.7.  Effect of Headings and Table of Contents...............  74
SECTION 11.8.  Successors and Assigns.................................  74
SECTION 11.9.  Severability...........................................  74
SECTION 11.10. Benefits of Indenture..................................  74
SECTION 11.11. Legal Holidays.........................................  75
SECTION 11.12. Governing Law..........................................  75
SECTION 11.13. Counterparts...........................................  75
SECTION 11.14. Recording of Indenture.................................  75
SECTION 11.15. Trust Obligation.......................................  75
SECTION 11.16. No Petition............................................  76
SECTION 11.17. Inspection.............................................  76
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                                       v
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                                    EXHIBITS

EXHIBIT A    Form of Note
EXHIBIT B    Form of Note Depository Agreement
EXHIBIT C    Form of Section 3.9 Officers' Certificate
EXHIBIT D    Purchaser Representation Letter (Non-Rule 144A)
EXHIBIT E    Purchaser Representation Letter (Rule 144A)
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                                       vi

     INDENTURE, dated as of November 20, 1996, between RELIANCE AUTO RECEIVABLES CORPORATION, a Delaware corporation (the "Issuer"), and HARRIS TRUST AND SAVINGS BANK, an Illinois banking corporation, as trustee and not in its individual capacity (the "Trustee").

     Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Issuer's 6.10% Asset Backed Notes, Series 1996-A (each, a "Note"; and collectively, the "Notes") and the
Note Insurer.

     As security for the payment and performance by the Issuer of the Secured Obligations (as defined below), the Issuer has agreed to assign the Indenture Collateral (as defined below) as collateral to the Trustee on behalf of the Noteholders and the Note Insurer.

     MBIA Insurance Corporation (the "Note Insurer") has issued and delivered a financial guaranty insurance policy, dated as of the Closing Date (such policy, together with the related endorsements, the "Policy"), pursuant to which the
Note Insurer guarantees certain scheduled payments on the Notes.

     As an inducement to the Note Insurer to issue and deliver the Policy, the Issuer has executed and delivered the Insurance and Indemnity Agreement, dated as of the Closing Date (as amended from time to time, the "Insurance Agreement"), between the Note Insurer, the Trustee, the Backup Servicer, the Issuer and Reliance Acceptance Corporation.

     As an additional inducement to the Note Insurer to issue the Policy, and as security for the performance by the Issuer of the Secured Obligations, the Issuer has agreed to assign the Indenture Collateral as collateral to the Trustee for the benefit of the Note Insurer.

                                GRANTING CLAUSE

     The Issuer hereby Grants to the Trustee at the Closing Date, on behalf of and for the benefit of the Secured Parties to secure the performance of the Secured Obligations, all of the Issuer's right, title and interest in, to and under the following, whether now existing or hereafter arising or acquired (collectively, the "Indenture Collateral"):

     (a) the Receivables, all monies paid or payable thereon or in respect thereof thereunder on or after the Cutoff Date, including all Liquidation Proceeds and recoveries received with respect to such Receivables;

     (b) the security interests in the Financed Vehicles granted by Obligors pursuant to the Receivables and any other interest of the Issuer in the Financed Vehicles and other property (including the right to receive future Liquidation Proceeds) that secures any of the Receivables and that has been acquired by or on behalf of the Issuer pursuant to the liquidation of such Receivable;

     (c) the Insurance Policies and any proceeds from any Insurance Policies relating to the Receivables, the Obligors or the related Financed Vehicles, including rebates of premiums, all Collateral Insurance and any Force-Placed Insurance relating to the Receivables or the related Financed Vehicles;

     (d) all funds on deposit from time to time in the Collection Account and the Spread Account and all investments therein and proceeds thereof (including all income thereon);

     (e) the Pooling and Servicing Agreement, including the right to cause Reliance or the Servicer to purchase Receivables from the Issuer under certain circumstances;

     (f) the rights of Reliance and any Originator against Dealers with respect to the Receivables or the related Financed Vehicles under the Dealer Agreements and Dealer Assignments as the same may relate to the Receivables or the related Financed Vehicles;

     (g) the Receivables Purchase Agreement and the Subservicing Agreement;

     (h) all items contained in the Receivable File related to each Receivable and any and all other documents that Reliance, any Originator or the Servicer keeps on file in accordance with its customary procedures relating to the Receivables, the Obligors or the related Financed Vehicles; and

     (i) all proceeds and investments of any of the foregoing, all present and future claims, demands, causes and choses in action in respect of any or all of the foregoing and all payments on or under and all proceeds of every kind and nature whatsoever in respect of any or all of the foregoing.

     The foregoing Grant is made in trust to secure the payment of the Secured

Obligations.

     The Trustee, as Trustee on behalf of the Holders and for the benefit of the
Note Insurer, acknowledges such Grant, accepts the trusts under this Indenture in accordance with this Indenture and agrees to perform its duties required in this Indenture to the end that the interests of the Holders of the Notes may be adequately and effectively protected.

                                   ARTICLE I

                   Definitions and Incorporation by Reference

     SECTION 1.1. Definitions. (a) Except as otherwise specified herein or as the context may otherwise require, the following terms have the respective meanings set forth below for all purposes of this Indenture:

     "Act" has the meaning specified in Section 11.3(a).

     "Authorized Officer" means, with respect to the Issuer, any officer of the Issuer who is authorized to act for the Issuer in matters relating to the Issuer and who is identified on the list of Authorized Officers delivered by the Issuer to the Trustee and the Note Insurer on the Closing Date (as such list may be modified or supplemented by the Issuer from time to time thereafter).

     "Book-Entry Notes" means a beneficial interest in the Notes, ownership and transfers of which shall be made through book entries by a Clearing Agency as described in Section 2.10.

     "Clearing Agency" means an organization registered as a "clearing agency" pursuant to Section 17A of the Exchange Act that has been designated as the "Clearing Agency" for purposes of this Indenture.

     "Clearing Agency Participant" means a broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

     "Closing Date" means November 20, 1996.

     "Code" means the Internal Revenue Code of 1986, as amended from time to time, and Treasury Regulations promulgated thereunder.

     "Commission" shall mean the Securities and Exchange Commission.

     "Corporate Trust Office" means the principal office of the Trustee at which at any particular time its corporate trust business shall be administered, which office at the date of the execution of this Indenture is located at 311 West Monroe Street, Chicago, Illinois 60606; or at such other address as the Trustee may designate from time to time by notice to the Noteholders, the Note Insurer and the Issuer, or the principal corporate trust office of any successor Trustee (the address of which the successor Trustee shall notify the Noteholders, the Note Insurer and the Issuer).

     "Default" means any event or circumstance that is, or with notice or the lapse of time or both would become, an Event of Default.

     "Definitive Notes" shall mean definitive, fully registered Notes. The Definitive Notes shall be typewritten, printed, lithographed or engraved or produced by any combination of these methods (with or without steel engraved borders), all as determined by the officers executing such Notes, as evidenced by their execution of such Notes.

     "Event of Default" has the meaning specified in Section 5.1.

     "Eligible Account" means (i) A segregated account or accounts maintained with a depository institution or trust company whose long-term unsecured debt obligations are rated "A+" by Standard & Poor's and "A1" by Moody's, or (ii) a segregated trust account or accounts maintained with a Federal or state chartered depository institution that is acceptable to the Note Insurer and subject to regulation regarding fiduciary funds on deposit substantially similar to 12 C.F.R. Section 9.10(b), or (iii) a trust account at the Trustee's Corporate Trust Office, provided that such account shall be a segregated account at any time at which the Trustee's long-term unsecured debt obligations are rated below "BBB" by Standard & Poor's and provided that such Trustee is acceptable to the Note Insurer.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Grant" means mortgage, pledge, bargain, sell, warrant, alienate, remise, release, convey, assign, transfer, create and grant a Lien upon and a security interest in and right of set-off against, deposit, set over and confirm pursuant to this Indenture, and other forms of the verb "to Grant" shall have correlative meanings. A Grant of the Indenture Collateral or of any other agreement or instrument shall include all rights, powers and options (but none of the obligations) of the Granting party thereunder, including the immediate and continuing right to claim for, collect, receive and give receipt for principal and interest payments in respect of the Indenture Collateral and all other moneys payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring Proceedings in the name of the Granting party or otherwise and generally to do and receive anything that the Granting party is or may be entitled to do or receive thereunder or with respect thereto.

     "Holder" means the Person in whose name a Note is registered on the Note Register.

     "Indenture" means this Indenture as amended or supplemented from time to time in accordance with the terms hereof.

     "Indenture Collateral" has the meaning specified in the Granting Clause of this Indenture.

     "Independent" means, when used with respect to any specified Person, that the Person: (a) is in fact independent of the Issuer, any other obligor upon the Notes, Reliance and any Affiliate of any of the foregoing Persons, (b) does not have any direct financial interest or any material indirect financial interest in the Issuer, any such other obligor, Reliance or any Affiliate of any of the foregoing Persons and (c) is not connected with the Issuer, any such other obligor, Reliance or any Affiliate of any of the foregoing Persons as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions.

     "Independent Certificate" means a certificate or opinion to be delivered to the Trustee and the Note Insurer under the circumstances described in, and otherwise complying with, the applicable requirements of Section 11.1, made by an Independent appraiser or other expert duly licensed and of recognized standing appointed by an Issuer Order, and such opinion or certificate shall state that the signer has read the definition of "Independent" in this Indenture and that the signer is Independent within the meaning thereof.

     "Initial Purchasers" means BA Securities, Inc. and First Chicago Capital Markets, Inc.

     "Issuer" means Reliance Auto Receivables Corporation until a permitted successor replaces it and, thereafter, means such successor.

     "Issuer Order" and "Issuer Request" means a written order or request, respectively, signed in the name of the Issuer by any one of its Authorized Officers and delivered to the Trustee.

     "Note" is defined in the recitals. Each Note shall be substantially in the form of Exhibit A.

     "Note Depository Agreement" means the agreement between the Issuer, the Trustee and The Depository Trust Company, as the initial Clearing Agency, dated as of the Closing Date, substantially in the form of Exhibit B.

     "Note Interest Rate" means 6.10% per annum, calculated on the basis of a 360-day year consisting of twelve 30-day months.

     "Note Majority" means, as of any date of determination, Holders of Notes representing more than 50% of the Note Balance.

     "Note Owner" means, with respect to a Book-Entry Note, the Person who is the owner of such Book-Entry Note, as reflected on the books of the Clearing Agency, or on the books of a Person maintaining an account with the Clearing Agency (directly as a Clearing Agency Participant or as an indirect participant, in each case in accordance with the rules of the Clearing Agency and such Clearing Agency Participant, as applicable).

     "Note Register" and "Note Registrar" have the respective meanings specified in Section 2.4.

     "Note Voting Amount" means Holders of Notes representing at least two-thirds of the Note Balance.

     "Noteholder" means a Holder.

     "Officers' Certificate" means a certificate signed by any two Authorized Officers of the Issuer, under the circumstances described in, and otherwise complying with, the applicable requirements of Section 11.1, and delivered to the Trustee and the Note Insurer.

     "Opinion of Counsel" means one or more written opinions of counsel (who may, except as otherwise expressly provided in this Indenture, be Independent counsel to the Issuer), which counsel and opinion shall be reasonably satisfactory to the Trustee and the Controlling Party, and which shall comply with any applicable requirements of Section 11.1 and shall be in form and substance reasonably satisfactory to the Trustee and the Controlling Party.

     "Outstanding" means, as of the date of determination, all Notes theretofore authenticated and delivered under this Indenture except:

           (i) Notes theretofore cancelled by the Note Registrar or delivered to the Note Registrar for cancellation;

           (ii) Notes or portions thereof the payment for which money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent in trust for the Holders of such Notes (provided, however, that if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture); and

           (iii) Notes in exchange for or in lieu of other Notes that have been authenticated and delivered pursuant to this Indenture unless proof satisfactory to the Trustee is presented that any such Notes are held by a bona fide purchaser;

provided, however, that Notes which have been paid with proceeds of the Policy shall continue to remain Outstanding for purposes of this Indenture until the
Note Insurer has been paid as subrogee hereunder or reimbursed pursuant to the Insurance Agreement as evidenced by a written notice from the Note Insurer delivered to the Trustee, and the Note Insurer shall be deemed to be the Holder of such Notes to the extent of any payments thereon made by the Note Insurer; and provided, further, that in determining whether the Holders of the requisite Note Balance have given any request, demand, authorization, direction, notice, consent or waiver hereunder or under any Related Document, Notes owned by the Issuer, any other obligor upon the Notes, Reliance or any Affiliate of any of the foregoing Persons shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes that a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded. Notes so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Notes and that the pledgee is not the Issuer, any other obligor upon the Notes, Reliance or any Affiliate of any of the foregoing Persons.

     "Paying Agent" means the Trustee or any other Person that meets the eligibility standards for the Trustee specified in Section 6.11 and, so long as no Insurer Default shall have occurred and be continuing, is consented to by the
Note Insurer and is authorized by the Issuer to make the payments to and distributions from the Collection Account, including payment of principal of or interest on the

Notes on behalf of the Issuer.

     "Pooling and Servicing Agreement" means the Pooling and Servicing Agreement, dated as of November 20, 1996, between the Issuer, Reliance, in its individual capacity and as Servicer, and Harris Trust and Savings Bank, as Trustee and as Backup Servicer.

     "Predecessor Note" means, with respect to any particular Note, every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purpose of this definition, any Note authenticated and delivered under Section 2.5 in lieu of a mutilated, lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note.

     "Proceeding" means any suit in equity, action at law or other judicial or administrative proceeding.

     "Purchaser Representation Letter" means a letter substantially in the form of Exhibit D or Exhibit E.

     "Rating Agency Condition" means, with respect to any action, that each Rating Agency shall have been given prior notice thereof and that each of the Rating Agencies shall have notified the Servicer, the Note Insurer, the Trustee and the Issuer in writing that such action will not result in a reduction or withdrawal of the then current rating of the Notes.

     "Redemption Date" means the Payment Date specified by the Servicer pursuant to Section 10.1.

     "Redemption Price" means the aggregate unpaid principal amount of the Notes, plus accrued and unpaid interest thereon to but excluding the related Redemption Date.

     "Registered Holder" means the Person in whose name a Note is registered on the Note Register on the applicable Record Date.

     "Rule 144A" means Rule 144A under the Securities Act.

     "Secured Obligations" means all amounts and obligations that the Issuer may at any time owe under this Indenture or any other Related Document to or on behalf of the Note Insurer or the Trustee for the benefit of the Noteholders and the Note Insurer.

     "Secured Parties" means the Trustee on behalf of the Noteholders and the
Note Insurer.

     "Securities Act" means the Securities Act of 1933, as amended.

     "State" means any one of the 50 states of the United States of America or the District of Columbia.

     "Termination Date" means the latest of:

           (i) the expiration of the Policy and the return of the Policy to the
     Note Insurer for cancellation; and

           (ii) the date of full and indefeasible payment and performance of all Secured Obligations.

     "Trust Estate" means all the money, instruments, rights and other property that are subject or intended to be subject to the Lien and security interest of this Indenture for the benefit of the Noteholders and the Note Insurer (including all property and interests Granted to the Trustee), including all proceeds thereof.

     "Trustee" means Harris Trust and Savings Bank, not in its individual capacity but solely as Trustee under this Indenture, or any successor Trustee under this Indenture acceptable to the Note Insurer.

     "Trustee Fee" has the meaning assigned to such term in Section 6.7.

     (b) Except as otherwise specified herein or as the context may otherwise require, the capitalized terms used but not defined herein have the respective meanings set forth in the Pooling and Servicing Agreement.

     SECTION 1.2. Rules of Construction. Unless the context otherwise requires:

           (i)  a term has the meaning assigned to it;

           (ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles as in effect on the date hereof;

           (iii)  "or" is not exclusive;

           (iv)  "including" means "including, without limitation,"; and

           (v) words in the singular include the plural and words in the plural include the singular.

                                   ARTICLE II
                                   The Notes

     SECTION 2.1. Form. The Notes, together with the Trustee's certificate of authentication, shall be in substantially the forms set forth in Exhibit A, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon, as may, consistently herewith, be determined by the officers executing such Notes, as evidenced by their execution of the Notes. Any portion of the text of any Note may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Note.

     Each Note shall be dated the date of its authentication. The terms of the Notes set forth in Exhibit A are part of the terms of this Indenture.

     SECTION 2.2. Execution, Authentication and Delivery. The Notes shall be executed on behalf of the Issuer by any of its Authorized Officers. The signature of any such Authorized Officer on the Notes may be manual or facsimile.

     Notes bearing the manual or facsimile signature of individuals who were at any time Authorized Officers of the Issuer shall bind the Issuer, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of such Notes.

     The Trustee shall upon satisfaction of the conditions set forth in Section
2.15 authenticate and deliver Notes for original issue in an aggregate principal amount of $126,060,667. The Note Balance at any time may not exceed such amount.

     Each Note shall be dated the date of its authentication. The Notes shall be issuable as registered Notes in the minimum denomination of $250,000 and in integral multiples of $1,000 in excess thereof; provided, however, that one Note may be issued in an additional amount equal to any remaining portion of the original Note Balance.

     No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Note a certificate of authentication substantially in the form provided for herein executed by the Trustee by the manual signature of one of its authorized signatories, and such certificate of authentication shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.

     SECTION 2.3. Temporary Notes. Pending the preparation of Definitive Notes, the Issuer may execute, and upon receipt of an Issuer Order, the Trustee shall authenticate and deliver, temporary Notes that are printed, lithographed, typewritten, mimeographed or otherwise produced, of the tenor of the Definitive Notes in lieu of which they are issued and with such variations not inconsistent with this Indenture as the officers executing such Notes may determine, as evidenced by their execution of such Notes.

     If temporary Notes are issued, the Issuer will cause Definitive Notes to be prepared without unreasonable delay or initially issued as Book-Entry Notes in accordance with Sections 2.10 and 2.12. After the preparation of Definitive Notes, the temporary Notes shall be exchangeable for Definitive Notes upon surrender of the temporary Notes at the office or agency of the Issuer to be maintained as provided in Section 3.2, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes, the Issuer shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of Definitive Notes of authorized denominations. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as Definitive Notes.

     SECTION 2.4. Registration; Registration of Transfer and Exchange. The Issuer shall cause to be kept a register (the "Note Register") in which, subject to such reasonable regulations as it may prescribe, the Issuer shall provide for the registration of Notes and the registration of transfers of Notes. The Trustee shall be the "Note Registrar" for the purpose of registering Notes and transfers of Notes as herein provided. Upon any resignation of any Note Registrar, the Issuer shall promptly appoint a successor acceptable to the Note Insurer or, if it elects not to make such an appointment, assume the duties of the Note Registrar.

     If a Person other than the Trustee is appointed by the Issuer as the Note Registrar, the Issuer will give the Trustee and the Note Insurer prompt written notice of the appointment of such Note Registrar and of the location, and any change in the location, of the Note Register, and the Trustee and the Note Insurer shall have the right to inspect the Note Register at all reasonable times, to obtain copies thereof, and to rely upon a certificate executed on behalf of the Note Registrar by an Executive Officer thereof as to the names and addresses of the Holders of the Notes and the principal amounts and number of such Notes.

     Upon surrender for registration of transfer of any Note at the office or agency of the Issuer to be maintained as provided in Section 3.2, if the requirements of Section 8-401(1) of the UCC are met, the Issuer shall execute, the Trustee shall authenticate and the Noteholder shall obtain from the Trustee, in the name of the designated transferee or transferees, one or more new Notes in any authorized denominations of a like aggregate principal amount.

     At the option of the Holder, Notes may be exchanged for other new Notes in any authorized denominations of a like aggregate principal amount, upon surrender of the Notes to be exchanged at such office or agency. Whenever any Notes are so surrendered for exchange, if the requirements of Section 8-401(1) of the UCC are met, the Issuer shall execute, the Trustee shall authenticate and the Noteholder shall obtain from the Trustee, the Notes that the Noteholder making the exchange is entitled to receive.

     All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.

     Every Note presented or surrendered for registration of transfer or exchange shall be duly endorsed by, or be accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing, with such signature guaranteed by an "eligible guarantor institution" meeting the requirements of the Note Registrar, which requirements include membership or participation in the Securities Transfer Agent's Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Exchange Act.

     No service charge shall be made to a Holder for any registration of transfer or exchange of Notes, but the Issuer or the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes, other than exchanges pursuant to Section 2.3 or 9.5 not involving any transfer.

     Notwithstanding anything else to the contrary contained herein, the obligation of the Issuer to pay the principal of and interest on the Notes is not a general obligation of the Issuer, but is limited solely to the Trust Estate pledged hereunder and the Policy.

     SECTION 2.5. Mutilated, Destroyed, Lost or Stolen Notes. If (i) any mutilated Note is surrendered to the Trustee, or the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, and (ii) there is delivered to the Trustee and the Note Insurer such security or indemnity as may be required by the Note Insurer, the Trustee and the Issuer to hold the Issuer, the Trustee and the Note Insurer, respectively, harmless, then, in the absence of notice to the Issuer, the Note Registrar or the Trustee that such Note has been acquired by a bona fide purchaser, and provided that the requirements of Section 8-405 of the UCC are met, the Issuer shall execute, and upon its request the Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Note, a replacement Note; provided, however, that if any such destroyed, lost or stolen Note, but not a mutilated Note, shall have become, or within seven days shall be, due and payable, or shall have been called for redemption, instead of issuing a replacement Note, the Issuer may pay such destroyed, lost or stolen Note when so due or payable or upon the Redemption Date without surrender thereof. If, after the delivery of such replacement Note (or payment of a destroyed, lost or stolen Note pursuant to the proviso to the preceding sentence), a bona fide purchaser of the original Note in lieu of which such replacement Note was issued presents for payment such original Note, the Issuer, the Note Insurer and the Trustee shall be entitled to recover such replacement Note (or such payment) from the Person to whom it was delivered or any Person taking such replacement Note from such Person to whom such replacement Note was delivered (or payment made) or any assignee of such Person, except a bona fide purchaser, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Issuer or the Trustee in connection therewith.

     Upon the issuance of any replacement Note under this Section 2.5, the Issuer or the Trustee may require the payment by the Holder of such Note of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the fees and expenses of the Trustee) connected therewith.

     Every replacement Note issued pursuant to this Section 2.5 in replacement of any mutilated, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Issuer, whether or not the mutilated, destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

     The provisions of this Section 2.5 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

     SECTION 2.6. Persons Deemed Owners. Prior to due presentment for registration of transfer of any Note, the Issuer, the Trustee, the Note Insurer and any agent of the Issuer, the Trustee or the Note Insurer may treat the Person in whose name any Note is registered as of the preceding Record Date as the owner of such Note for the purpose of receiving payments of principal of and interest, if any, on such Note and for all other purposes whatsoever, whether or not such Note be overdue, and none of the Issuer, the Note Insurer, the Trustee nor any agent thereof shall be affected by notice to the contrary.

     SECTION 2.7. Payment of Principal and Interest; Defaulted Interest. (a) The Notes shall accrue interest at the Note Interest Rate, and such interest shall be payable on each Payment Date as and to the extent provided in Section 4.5 of the Pooling and Servicing Agreement and Section 3.1 of this Indenture. Any installment of interest or principal, if any, payable on any Note that is punctually paid or duly provided for by the Issuer on the applicable Payment Date shall be paid to the Person in whose name such Note (or one or more Predecessor Notes) is registered on the related Record Date by check mailed first-class, postage prepaid, to such Person's address as it appears on the Note Register on such Record Date. However, unless Definitive Notes have been issued to Note Owners, with respect to Notes registered on each Record Date in the name of the nominee of the Clearing Agency (initially, such nominee to be Cede & Co.), payment will be made by wire transfer in immediately available funds to the account designated by such nominee. Notwithstanding the above, the final installment of principal payable with respect to the Notes (and except for the Redemption Price for any Note called for redemption pursuant to Section 10.1) shall be payable as provided in Section 2.7(b)(ii). The funds represented by any such checks returned undelivered shall be held in accordance with Section 3.3.

     (b)(i) The principal of each Note shall be payable in installments on each Payment Date (including the Final Scheduled Payment Date) as and to the extent provided in this Indenture and in Section 4.5 of the Pooling and Servicing Agreement. Notwithstanding the foregoing (and subject to the provisions of Sections 5.1 and 5.2), the entire Note Balance shall be due and payable, ratably to all Noteholders, on the date on which an Event of Default shall have occurred and be continuing if the Note Insurer has declared the Notes to be immediately due and payable so long as an Insurer Default shall not have occurred and be continuing, or if an Insurer Default shall have occurred and be continuing, on the date on which an Event of Default shall have occurred and be continuing if the Trustee or a Note Majority has declared the Notes to be immediately due and payable in the manner provided in Section 5.2.

           (ii) The Trustee shall notify the Person in whose name a Note is registered at the close of business on the Record Date preceding the Payment Date on which the Issuer expects that the final installment of principal of and interest on such Note will be paid. Such notice shall be mailed no later than five days prior to such final Payment Date and shall specify that such final installment will be payable only upon presentation and surrender of such Note and shall specify the place where such Note may be presented and surrendered for payment of such installment. Notices in connection with redemptions of Notes shall be mailed to Noteholders as provided in Section 10.2.

     (c) If the Issuer defaults in a payment of interest on the Notes, the Issuer shall pay, in any lawful manner, defaulted interest (plus interest on such defaulted interest to the extent lawful) at the Note Interest Rate from the Payment Date for which such payment is in default. The Issuer shall pay such defaulted interest to the Persons who are Noteholders in accordance with Section
4.5 of the Pooling and Servicing Agreement.

     (d) Promptly following the date on which all principal of and interest on the Notes has been paid in full, the Trustee shall, if the Note Insurer has paid any amount in respect of the Notes under the Policy that has not been reimbursed to it, deliver such surrendered Notes to the Note Insurer.

     SECTION 2.8. Cancellation. Subject to Section 2.7(d), all Notes surrendered for payment, registration of transfer, exchange or redemption shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by the Trustee. Subject to Section 2.7(d), the Issuer may at any time deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder that the Issuer may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly cancelled by the Trustee. No Notes shall be authenticated in lieu of or in exchange for any Notes cancelled as provided in this Section except as expressly permitted by this Indenture. Subject to Section 2.7(d), all cancelled Notes may be held or disposed of by the Trustee in accordance with its standard retention or disposal policy as in effect at the time.

     SECTION 2.9. Release of Collateral. Subject to Section 11.1 and except

(i) in connection with the discharge, in the ordinary course of business, by the Servicer of its servicing obligations under Article III of the Pooling and Servicing Agreement or (ii) in accordance with Sections 2.4, 2.5, 3.4(c), 3.7 and 8.1 of the Pooling and Servicing Agreement, the Trustee shall release property from the Lien of this Indenture only upon receipt of an Issuer Request accompanied by an Officers' Certificate and an Opinion of Counsel and the written consent of the Note Insurer and the Trustee (acting at the written instruction of Holders representing the Note Voting Amount).

     SECTION 2.10. Book-Entry Notes. The Notes, upon original issuance, shall be issued in the form of typewritten Notes representing the Book-Entry Notes, to be delivered to The Depository Trust Company (the initial Clearing Agency), or its custodian, by, or on behalf of, the Issuer. Such Notes shall initially be registered on the Note Register in the name of Cede & Co., the nominee of the initial Clearing Agency, and no Note Owner shall receive a Definitive Note representing such Note Owner's interest in such Note, except as provided in
Section 2.12. Unless and until Definitive Notes have been issued to Note Owners:

           (i)  this Section 2.10 shall be in full force and effect;

           (ii) the Note Registrar and the Trustee may deal with the Clearing Agency for all purposes (including the payment of principal of and interest on the Notes) as the authorized representative of the Note Owners;

           (iii) to the extent that this Section 2.10 conflicts with any other provisions of this Indenture, this Section 2.10 shall control;

           (iv) the rights of Note Owners shall be exercised only through the Clearing Agency and shall be limited to those established by law and agreements between such Note Owners and the Clearing Agency and/or the Clearing Agency Participants pursuant to the Note Depository Agreement. Unless and until Definitive Notes are issued, the Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit payments of principal of and interest on the Notes to such Clearing Agency Participants; and

           (v) whenever this Indenture requires or permits actions to be taken based upon instructions or directions of Holders of Notes evidencing a specified percentage of the Note Balance, the Clearing Agency shall be deemed to represent such percentage only to the extent that it has received instructions to such effect from Note Owners and/or Clearing Agency Participants owning or representing, respectively, such required percentage of the beneficial interest in the Notes and has delivered such instructions to the Trustee.

     SECTION 2.11. Notices to Clearing Agency. Whenever a notice or other communication to the Noteholders is required under this Indenture, unless and until Definitive Notes have been issued to Note Owners, the Trustee shall give all such notices and communications to the Clearing Agency.

     SECTION 2.12. Definitive Notes. If (i) the Servicer advises the Trustee and the Note Insurer in writing that the Clearing Agency is no longer willing or able to properly discharge its responsibilities with respect to the Notes, and the Servicer is unable to locate a qualified successor, (ii) the Servicer at its option advises the Trustee and the Note Insurer in writing that it elects to terminate the book-entry system through the Clearing Agency or (iii) after the occurrence of an Event of Default or a Servicer Termination Event, Note Owners representing the Note Majority advise the Clearing Agency in writing that the continuation of a book-entry system through the Clearing Agency is no longer in the best interests of the Note Owners, then the Clearing Agency has undertaken to notify all Note Owners and the Trustee of the occurrence of any such event and of the availability of Definitive Notes to Note Owners requesting the same. Upon surrender to the Trustee of the typewritten Notes representing the Book-Entry Notes by the Clearing Agency, accompanied by registration instructions, the Issuer shall execute, and the Trustee shall authenticate, the Definitive Notes in accordance with the instructions of the Clearing Agency. None of the Issuer, the Note Registrar or the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Notes, the Trustee shall recognize the Holders of the Definitive Notes as Noteholders.

     SECTION 2.13. Certain Transfer Restrictions. No Note or any interest therein may be sold or transferred (including by pledge or hypothecation) unless such sale or transfer is (i) pursuant to a valid registration under the Securities Act and any applicable state securities or "Blue Sky" laws, (ii) pursuant to Rule 144A or (iii) pursuant to another exemption from the registration requirements of the Securities Act and subject to the receipt by the Trustee and the Note Insurer of a certification by the transferee and an opinion of counsel (satisfactory to the Issuer and the Trustee and the Note Insurer) to the effect that the transfer is in compliance with the Securities Act, and, in each case, in compliance with any applicable state securities or "Blue Sky" laws. Prior to any sale or transfer of the Notes or any interest therein described in clause (ii) above, each prospective purchaser of the Notes shall be deemed to have represented and agreed as follows:

     (1) It is a qualified institutional buyer as defined in Rule 144A and is acquiring the Notes or any interest therein for its own institutional account or for the account of a qualified institutional buyer.

     (2) It is aware the sale is being made in reliance on Rule 144A and it is not acquiring the Notes or any interest therein with a view to, or for resale in connection with, a distribution that would constitute a public offering within the meaning of the Securities Act or a violation of the Securities Act, and that, if in the future it decides to resell, pledge or otherwise transfer any Notes or any interest therein, such Notes or any interest therein may be resold, pledged or transferred only (a) to a person who the seller reasonably believes is a qualified institutional buyer (as defined in Rule 144A) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (b) pursuant to another exemption from registration under the Securities Act, in each case in accordance with any applicable securities laws of any state of the United States.

     (3) It understands that the Notes will bear a legend substantially as set forth in Section 2.14.

     (4) It acknowledges that the Trustee, the Issuer, the Note Insurer, the Initial Purchasers and their affiliates, and others will rely upon the truth and accuracy of the foregoing acknowledgements, representations and agreements. If it is acquiring any Notes or any interest therein for the account of one or more qualified institutional buyers, it represents that it has sole investment discretion with respect to each such account and that it has full power to make the foregoing acknowledgements, representations and agreements on behalf of each such account.

     (5) It either (a) is not acquiring the Notes or any interest therein with the assets of any "plan" subject to Section 4975 of the Code or Title I of the Employee Income Security Act of 1974, as amended ("ERISA"), or (b) its purchase and holding of the Notes or any interest therein will not result in a nonexempt prohibited transaction under Section 406(a) of ERISA or Section 4975 of the Code, or (c) its purchase and holding of the Notes meets the requirements for an exemption under Department of Labor Prohibited Transaction Exemption 95-60.

     Each purchaser of the Notes or any interest therein will be required to execute or to have executed a Purchaser Representation Letter substantially in the form of Exhibit D or E, or may deliver such other representations (or an opinion of counsel) as may be approved by the Issuer, the Note Insurer or the Initial Purchasers, to the effect that such transfer may be made pursuant to an exemption from registration under the Securities Act and any applicable state securities laws.

     In addition, such prospective purchaser shall be responsible for providing additional information or certification, as shall be reasonably requested by the Trustee, the Issuer, the Note Insurer or the Initial Purchasers, to support the truth and accuracy of the foregoing acknowledgements, representations and agreements, it being understood that such additional information is not intended to create additional restrictions on the transfer of the Notes or any interest therein. Neither the Issuer nor the Trustee is obligated to register the Notes under the Securities Act or any state securities laws.

     In determining compliance with the transfer restrictions contained in this
Section 2.13, the Trustee may rely upon a written opinion of counsel (which may include in-house counsel of the transferor), the cost of obtaining which shall be an expense of the Holder of the Note to be transferred (or the transferee thereof).

     Any Noteholder desiring to effect a transfer of any Note (or interest therein) shall, and does hereby agree to indemnify the Trustee, the Servicer, the Note Insurer and the Issuer against any liability, cost or expense (including attorneys' fees) that may result if the transfer is not exempt from registration or is not made in accordance with Federal and state laws.

     SECTION 2.14. Legending of Notes. Each Note shall bear a legend in substantially the following form:

           THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES OR "BLUE SKY" LAWS. THE HOLDER HEREOF, BY PURCHASING THIS NOTE, AGREES THAT THIS NOTE MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (1) SO LONG AS THIS NOTE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A") TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR (3) IN RELIANCE ON ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUBJECT TO THE RECEIPT BY THE TRUSTEE AND THE NOTE INSURER OF A CERTIFICATION OF THE TRANSFEREE AND AN

     OPINION OF COUNSEL (SATISFACTORY TO THE ISSUER AND THE TRUSTEE AND THE NOTE INSURER) TO THE EFFECT THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES.

     SECTION 2.15. Conditions to Issuance of Notes. The Notes to be issued on the Closing Date may be executed by the Issuer and delivered to the Trustee for authentication, and thereupon, the same shall be authenticated and delivered by the Trustee upon Issuer Order and upon receipt by the Trustee of the following:

     (a) the Receivables Purchase Agreement and the Pooling and Servicing Agreement with the related Schedule of Receivables attached thereto;

     (b) evidence of the delivery of the original executed counterpart of each Receivable and each Lien Certificate to the Custodians;

     (c) corporate resolutions of each of the Issuer, the Servicer and Reliance authorizing, as applicable, the execution, delivery and performance of the Related Documents and the transactions contemplated hereby and by the other Related Documents, certified by the secretary or an assistant secretary of the Issuer, the Servicer or Reliance, as applicable;

     (d) a copy of an officially certified document, dated not more than 30 days prior to the Closing Date, evidencing the due organization and good standing of each of the Issuer, the Servicer and Reliance in their respective states of incorporation;

     (e) copies of the certificate or articles of incorporation and by-laws of each of the Issuer, the Servicer and Reliance, certified by the secretary or an assistant secretary of the Issuer, the Servicer and Reliance, as applicable;

     (f) (i) evidence of filing with the Secretary of State of the State (and the relevant county, if required by the applicable state law) of each Originator's chief executive office of UCC-1 financing statements executed by each such Originator, as debtor, and naming Reliance as secured party, and the Receivables and the Other Conveyed Property as collateral; (ii) evidence of filing with the Secretary of State of the State (and with the relevant county, if required by the applicable state law) of Reliance's chief executive office of UCC-1 financing statements executed by Reliance, as debtor, and naming the Issuer as secured party, and the Receivables and the Other Conveyed Property as collateral; and (iii) evidence of filing with the Secretary of State of the State (and with the relevant county, if required by the applicable state law) of the Issuer's chief executive office of UCC-1 financing statements executed by the Issuer, as debtor, and naming the Trustee for the benefit of the Noteholders and the Note Insurer as secured parties, and the Trust Estate as collateral;

     (g) a certificate listing the Servicing Officers as of the Closing Date;

     (h) a note guaranty insurance policy for the Notes being issued by the Note Insurer on such date;

     (i) evidence of the deposit of the Spread Account Initial Deposit into the Spread Account;

     (j) evidence of the deposit by the Issuer into the Collection Account of any amounts paid on the Receivables since the Cutoff Date; and

     (k) such other documents as the Trustee or the Note Insurer may reasonably require.

     SECTION 2.16. Custody of the Receivable Files. The Custodians, on behalf of the Trustee, shall hold the Receivable Files pursuant to the Custodian Agreement. Each Custodian shall hold each Receivable File for the benefit of Noteholders and the Note Insurer, and maintain accurate records pertaining to each Receivable File to maintain a current inventory thereof. Each Receivable held by a Custodian shall be stamped with a legend stating "This contract has been stamped to evidence that it has been sold to Reliance Auto Receivables Corporation and is subject to a first perfected security interest of Harris Trust and Savings Bank, as Trustee on behalf of the holders of Notes issued by Reliance Auto Receivables Corporation and MBIA Insurance Corporation." Pursuant to the Custodian Agreement, upon the written request of a Servicing Officer, each Custodian shall perform such acts as reasonably requested by the Servicer and otherwise cooperate with the Servicer in the enforcement of the Issuer's, the Noteholders' and the Note Insurer's rights and remedies with respect to the Receivables Files held by such Custodian.

                                  ARTICLE III
                                   Covenants

     SECTION 3.1. Payment of Principal and Interest. The Issuer shall duly and punctually pay the principal and interest, if any, on the Notes in accordance with the terms of the Notes and this Indenture. Without limiting the foregoing, the Issuer shall distribute (or cause to be distributed) the amounts on deposit in the Collection Account and the Spread Account on each Payment Date as and to the extent provided in Section 4.5 of the Pooling and Servicing Agreement or if an Event of Default has occurred and the Notes have been declared due and payable in accordance with the terms hereof and such acceleration has not been rescinded, principal and interest on the Notes shall be payable in accordance with Section 5.4(b). Amounts properly withheld under the Code or any applicable State law by any Person from a payment to any Noteholder of interest and/or principal shall be considered as having been paid by the Issuer to such Noteholder for all purposes of this Indenture.

     SECTION 3.2. Maintenance of Office or Agency. The Trustee shall maintain in the Borough of Manhattan, The City of New York, an office or agency where Notes may be surrendered for registration of transfer or exchange, and where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served. The Issuer hereby initially appoints the Trustee to serve as its agent for the foregoing purposes. The Trustee will give prompt written notice to the Issuer and the Note Insurer of the location, and of any change in the location, of any such office or agency. If at any time the Trustee shall fail to maintain any such office or agency or shall fail to furnish the Issuer with the address thereof, such surrenders, notices and demands may be made or served at the Corporate Trust Office, and the Issuer hereby appoints the Trustee as its agent to receive all such surrenders, notices and demands.

     SECTION 3.3. Money for Payments To Be Held in Trust. As provided in Section 8.2(a), all payments of amounts due and payable with respect to any Notes that are to be made from amounts withdrawn from the Collection Account pursuant to
Section 8.2(b) shall be made on behalf of the Issuer by the Trustee or by another Paying Agent, and no amounts so withdrawn from the Collection Account for payments of Notes shall be paid over to the Issuer, except as provided in
Section 4.5 of the Pooling and Servicing Agreement.

     On or before each Payment Date (including the Final Scheduled Payment Date) and Redemption Date, the Issuer shall deposit or cause to be deposited in the Collection Account an aggregate sum sufficient to pay the amounts then becoming due under the Notes as and to the extent provided in Section 4.5 of the Pooling and Servicing Agreement, such sum to be held in trust for the benefit of the Persons entitled thereto and (unless the Paying Agent is the Trustee) shall promptly notify the Trustee of its action or failure so to act.

     The Issuer shall cause each Paying Agent (other than the Trustee) to execute and deliver to the Trustee and the Note Insurer an instrument in which such Paying Agent shall agree with the Trustee (and if the Trustee acts as Paying Agent, it hereby so agrees), subject to the provisions of this Section 3.3, that such Paying Agent shall:

           (i) hold all sums held by it for the payment of amounts due with respect to the Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided and pay such sums to such Persons as herein provided;

           (ii) give the Trustee and the Note Insurer notice of any Default by the Issuer (or any other obligor upon the Notes) of which it has actual knowledge in the making of any payment required to be made with respect to the Notes;

           (iii) at any time during the continuance of any such Default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent;

           (iv) immediately resign as a Paying Agent and forthwith pay to the Trustee all sums held by it in trust for the payment of Notes if at any time it ceases to meet the standards required to be met by a Paying Agent; and

           (v) comply with all requirements of the Code and any applicable State law with respect to the withholding from any payments made by it on any Notes of any applicable withholding taxes imposed thereon and with respect to any applicable reporting requirements in connection therewith.

     The Issuer may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, by Issuer Order, direct any Paying Agent to pay to the Trustee all sums held in trust by such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which the sums were held by such Paying Agent; and upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

     Subject to applicable laws with respect to escheat of funds, any money held by the Trustee or any Paying Agent in trust for the payment of any amount due with respect to any Note and remaining unclaimed for two years after such amount has become due and payable shall be discharged from such trust and upon Issuer Request, with the consent of the Note Insurer, shall be deposited by the Trustee in the Collection Account; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Issuer for payment thereof (but only to the extent of the amounts so paid to the Issuer), and all liability of the Trustee, the Note Insurer or such Paying Agent with respect to such trust money shall thereupon cease; provided, however, that if such money or any portion thereof had been previously deposited by the Note Insurer with the Trustee for the payment of principal or interest on the Notes, to the extent any amounts are owing to the Note Insurer, such amounts shall be paid promptly to the Note Insurer upon receipt of a written request by the Note Insurer to such effect; and provided, further, that the Trustee or such Paying Agent, before being required to make any such repayment, shall at the expense and direction of the Issuer cause to be published at least once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in The City of New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Issuer. The Trustee shall also adopt and employ, at the expense of the Issuer, any other reasonable means of notification of such repayment (including mailing notice of such repayment to Holders whose Notes have been called but have not been surrendered for redemption or whose right to or interest in moneys due and payable but not claimed is determinable from the records of the Trustee or of any Paying Agent, at the last address of record for each such Holder).

     SECTION 3.4. Existence. The Issuer shall keep in full effect its existence, rights and franchises as a corporation under the laws of the State of Delaware and shall obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Indenture, the Notes, the Indenture Collateral and each other instrument or agreement included in the Trust Estate or to enforce its rights under the Receivables and with respect to the Financed Vehicles.

     SECTION 3.5. Protection of the Trust Estate. The Issuer intends the security interest Granted pursuant to this Indenture in favor of the Secured Parties to be prior to all other Liens in respect of the Trust Estate, and the Issuer shall take all actions necessary to obtain and maintain, in favor of the Trustee for the benefit of the Secured Parties, a first Lien on and a first priority, perfected security interest in the Trust Estate. On or prior to the Closing Date, the Issuer and Reliance shall file UCC-1 financing statements as provided in Section 2.15(f). In addition, the Issuer shall from time to time execute and deliver all such supplements and amendments hereto and all such financing statements, continuation statements, instruments of further assurance and other instruments, and shall take such other action necessary or advisable to:

           (i) Grant more effectively all or any portion of the Trust Estate;

           (ii) maintain the Trust Estate free and clear of all prior Liens;

           (iii) maintain or preserve the Lien and security interest (and the priority thereof) in favor of the Trustee for the benefit of the Secured Parties created by this Indenture or carry out more effectively the purposes hereof;

           (iv) perfect, publish notice of or protect the validity of any Grant made or to be made by this Indenture;

           (v)  enforce any of the Indenture Collateral;

           (vi) preserve and defend title to the Trust Estate and the rights of the Trustee and the Noteholders in such Trust Estate against the claims of all Persons; and

           (vii) pay all taxes or assessments levied or assessed upon the Trust Estate when due.

The Issuer hereby designates the Trustee as its agent and attorney-in-fact to execute any financing statement, continuation statement, instrument of further assurance or other instrument required to be executed to accomplish the foregoing; provided, however, that the Trustee shall not be obligated to execute such instruments except upon instruction from the Note Insurer, the Servicer or the Issuer.

     SECTION 3.6. Opinions as to the Trust Estate. (a) On the Closing Date, the Issuer shall furnish to the Trustee and the Note Insurer an Opinion of Counsel either stating that, in the opinion of such counsel, such action has been taken with respect to the execution and filing of any financing statements and continuation statements, as are necessary to perfect and make effective the first priority Lien and security interest in the Indenture Collateral in favor of the Trustee for the benefit of the Secured Parties created by this Indenture and reciting the details of such action, or stating that, in the opinion of such counsel, no such action is necessary to make such Lien and security interest effective.

     (b) On or before April 30 in each calendar year, commencing April 30, 1997, the Issuer shall furnish to the Trustee and the Note Insurer an Opinion of

Counsel either stating that, in the opinion of such counsel, such action has been taken with respect to the execution and filing of any financing statements and continuation statements, as is necessary to maintain the first priority Lien and security interest in the Indenture Collateral created by this Indenture and reciting the details of such action, or stating that in the opinion of such counsel no such action is necessary to maintain such Lien and security interest. Such Opinion of Counsel shall also describe the execution and filing of any financing statements and continuation statements, that will, in the opinion of such counsel, be required to maintain the Lien and security interest of this Indenture in the Indenture Collateral until April 30 in the following calendar year.

     SECTION 3.7. Performance of Obligations; Servicing of Receivables. (a) The Issuer shall not take, or fail to take, any action and shall use its best efforts not to permit any action to be taken by others that would release any Person from any material covenants or obligations under any instrument or agreement included in the Trust Estate or that would result in the amendment, hypothecation, subordination, termination or discharge of, or impair the validity or effectiveness of, any such instrument or agreement, except as expressly provided in this Indenture, the Pooling and Servicing Agreement or such other instrument or agreement.

     (b) The Issuer may contract with other Persons reasonably acceptable to the Controlling Party to assist it in performing its duties under this Indenture, and any performance of such duties by a Person identified to the Trustee and the
Note Insurer in an Officers' Certificate of the Issuer shall be deemed to be action taken by the Issuer; provided, however, that nothing in this Section 3.7(b) or any such contract shall be deemed to release or otherwise limit the Issuer's obligations under the Notes or this Indenture. Pursuant to the Pooling and Servicing Agreement, the Issuer has contracted with the Servicer to assist the Issuer in performing its duties under the Notes and this Indenture.

     (c) The Issuer shall punctually perform and observe all of its obligations and agreements contained in this Indenture, the other Related Documents and in the instruments and agreements included in the Trust Estate, including filing or causing to be filed any UCC financing statements and continuation statements required to be filed by this Indenture and the Pooling and Servicing Agreement in accordance with and within the time periods provided for herein and therein.

     (d) If notice of termination has been given to the Servicer of the Servicer's rights and powers pursuant to Section 7.2 of the Pooling and Servicing Agreement, the Backup Servicer shall be appointed as successor Servicer in accordance with Section 7.3 of the Pooling and Servicing Agreement (unless the Note Insurer shall have exercised its option pursuant to Section 7.3(b) of the Pooling and Servicing Agreement to appoint an alternative successor servicer).

     (e) Upon any termination of the Servicer's rights and powers pursuant to the Pooling and Servicing Agreement, the Issuer shall promptly notify the Trustee. As soon as a successor Servicer is appointed by the Controlling Party, the Issuer shall notify the Trustee of such appointment, specifying in such notice the name and address of such successor Servicer.

     (f) The Issuer agrees that it shall not waive timely performance or observance by the Servicer, the Backup Servicer or Reliance of their respective duties under Related Documents without prior consent of the Controlling Party or if the effect thereof would adversely affect the Holders.

     SECTION 3.8. Negative Covenants. So long as any Notes are Outstanding, the Issuer shall not:

           (i) except as expressly permitted by this Indenture or the Pooling and Servicing Agreement, sell, transfer, exchange or otherwise dispose of any of the properties or assets of the Issuer, including those included in the Trust Estate;

           (ii) claim any credit on, or make any deduction from the principal or interest payable in respect of, the Notes (other than amounts properly withheld from such payments under the Code or applicable State law) or assert any claim against any present or former Noteholder by reason of the payment of the taxes levied or assessed upon any part of the Trust Estate;

           (iii) (A) permit the validity or effectiveness of this Indenture to be impaired, or permit the Lien of this Indenture to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations with respect to the Notes under this Indenture except as may be expressly permitted hereby, (B) permit any Lien, charge, excise, claim, security interest, mortgage or other encumbrance (other than the Lien of this Indenture) to be created on or extend to or otherwise arise upon or burden the Trust Estate or any part thereof or any interest therein or the proceeds thereof (other than any Liens which are junior to or are otherwise subordinated to the Lien in favor of the Trustee (and to which the Trustee has consented in writing) and tax Liens, mechanics' Liens and other Liens that arise by operation of law, in each case on a Financed Vehicle and arising solely as a result of an action or omission of the related Obligor), or (C) permit the Lien of this Indenture not to constitute a valid first priority (other than with respect to any such tax Lien, mechanics' Lien or other Lien not considered a Lien) security interest in the Trust Estate; or

           (iv) agree to cause the Spread Account to secure or otherwise be accessible by any class or series of notes issued by the Issuer (other than the Notes) without the prior written consent of the Note Insurer and the Holders of the Note Voting Amount and without prior written notice to the Rating Agencies.

     SECTION 3.9. Annual Statement as to Compliance. The Issuer shall deliver to the Trustee and the Note Insurer, on or before April 30 of each year, commencing April 30, 1997, an Officers' Certificate, substantially in the form of Exhibit C, stating that:

           (i) a review of the activities of the Issuer during such year and of performance under this Indenture has been made under such Authorized Officers' supervision; and

           (ii) to the best of such Authorized Officers' knowledge, based on such review, the Issuer has complied with all conditions and covenants under this Indenture throughout such year or, if there has been a default in the compliance of any such condition or covenant, specifying each such default known to such Authorized Officers and the nature and status thereof.

     SECTION 3.10. Issuer May Consolidate, etc., Only on Certain Terms. (a) The Issuer shall not consolidate or merge with or into any other Person, unless:

           (i) the Person (if other than the Issuer) formed by or surviving such consolidation or merger shall be a Person organized and existing under the laws of the United States of America or any State and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee and the Note Insurer, in form satisfactory to the Trustee and the
     Note Insurer, the due and punctual payment of the principal of and interest on all Notes and the performance or observance of every agreement and covenant of this Indenture on the part of the Issuer to be performed or observed, all as provided herein;

           (ii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

           (iii) the Rating Agency Condition shall have been satisfied with respect to such transaction;

           (iv) the Issuer shall have received an Opinion of Counsel (and shall have delivered copies thereof to the Trustee) to the effect that such transaction will not have any material adverse tax consequence to any Noteholder;

           (v) any action that is necessary to maintain the Lien and security interest created by this Indenture shall have been taken;

           (vi) the Issuer shall have delivered to the Trustee and the Note Insurer an Officers' Certificate and an Opinion of Counsel each stating that such consolidation or merger and such supplemental indenture comply with this Section 3.10 and that all conditions precedent provided for in this Section 3.10 relating to such transaction have been complied with (including any filing required by the Exchange Act); and

           (vii) until the Notes are paid in full and all amounts owing to the
     Note Insurer under the Related Documents have been paid in full and if no Insurer Default shall have occurred and be continuing, the Note Insurer in its sole discretion has consented thereto in writing.

     (b) The Issuer shall not convey or transfer all or substantially all of its properties or assets, including those included in the Trust Estate, to any Person, unless:

           (i) the Person that acquires by conveyance or transfer the properties and assets of the Issuer the conveyance or transfer of which is hereby restricted shall: (A) be a United States citizen or a Person organized and existing under the laws of the United States of America or any State, (B) expressly assumes, by an indenture supplemental hereto, executed and delivered to the Trustee and the Note Insurer, in form satisfactory to the Trustee and the Note Insurer, the due and punctual payment of the principal of and interest on all Notes and the performance or observance of every agreement and covenant of this Indenture on the part of the Issuer to be performed or observed, all as provided herein, (C) expressly agrees by means of such supplemental indenture that all right, title and interest so conveyed or transferred shall be subject and subordinate to the rights of Holders of the Notes, and (D) unless otherwise provided in such supplemental indenture, expressly agrees to indemnify, defend and hold harmless the Issuer against and from any loss, liability or expense arising under or related to this Indenture and the Notes;

           (ii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

           (iii) the Rating Agency Condition shall have been satisfied with respect to such transaction;

           (iv) the Issuer shall have received an Opinion of Counsel (and shall have delivered copies thereof to the Trustee and the Note Insurer) to the effect that such transaction will not have any material adverse tax consequence to any Noteholder;

           (v) any action that is necessary to maintain the Lien and security interest created by this Indenture shall have been taken;

           (vi) the Issuer shall have delivered to the Trustee and the Note Insurer an Officers' Certificate and an Opinion of Counsel each stating that such conveyance or transfer and such supplemental indenture comply with this Section 3.10 and that all conditions precedent provided for in this Section 3.10 relating to such transaction have been complied with (including any filing required by the Exchange Act); and

           (vii) until the Notes are paid in full and all amounts owing to the
     Note Insurer under the Related Documents have been paid in full and if no Insurer Default shall have occurred and be continuing, the Note Insurer in its sole discretion has consented thereto in writing.

     SECTION 3.11. Successor or Transferee. (a) Upon any consolidation or merger of the Issuer in accordance with Section 3.10(a), the Person formed by or surviving such consolidation or merger (if other than the Issuer) shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer under this Indenture with the same effect as if such Person had been named as the Issuer herein.

     (b) Upon a conveyance or transfer of all or substantially all the assets and properties of the Issuer pursuant to Section 3.10(b), the Issuer shall be released from every covenant and agreement of this Indenture to be observed or performed on the part of the Issuer with respect to the Notes immediately upon the delivery of written notice from the Issuer to the Trustee stating that the Issuer is to be so released; provided, however, that notwithstanding the foregoing, the Issuer shall not be released from any liability with respect to covenants and agreements to be observed or performed on the part of the Issuer prior to the date of such release unless its successor explicitly undertakes to accept such liability.

     SECTION 3.12. No Other Business. The Issuer shall not engage in any business other than financing, purchasing, owning, selling and managing of the Receivables in the manner contemplated by its certificate of incorporation, this Indenture and the other Related Documents and activities incidental thereto.

     SECTION 3.13. No Borrowing. The Issuer shall not issue, incur, assume, guarantee or otherwise become liable, directly or indirectly, for any indebtedness except for (i) the Notes, (ii) obligations owing from time to time to the Note Insurer under the Related Documents and (iii) any other indebtedness permitted by the Related Documents. The proceeds of the Notes shall be used to fund the Spread Account Initial Deposit and to pay the Issuer's organizational, transactional and start up expenses. Net amounts remaining after such payments shall be distributed by the Issuer to its stockholders. The Issuer shall incur no additional borrowed money indebtedness other than the Notes unless (i) such indebtedness is rated at least investment grade by the Rating Agencies, (ii) each of the parties to the documentation related to such indebtedness shall have signed documentation containing a provision substantially similar to Section 11.16, (iii) such indebtedness does not permit recourse to the Trust Estate and
(iv) the Rating Agencies shall have confirmed in writing to the Note Insurer at the expense of Reliance or its Affiliates that the risk to the Note Insurer in insuring the Notes will remain at least investment grade.

     SECTION 3.14. Servicer's Obligations; Related Documents. The Issuer shall
(i) cause the Servicer to comply with the Pooling and Servicing Agreement and
(ii) enforce all of its rights under the Related Documents.

     SECTION 3.15. Guarantees, Loans, Advances and Other Liabilities. Except as expressly contemplated by the Pooling and Servicing Agreement or this Indenture, the Issuer shall not make any loan or advance or credit to, or guarantee (directly or indirectly or by an instrument having the effect of assuring another's payment or performance on any obligation or capability of so doing or otherwise), endorse or otherwise become contingently liable, directly or indirectly, in connection with the obligations, stocks or dividends of, or own, purchase, repurchase or acquire (or agree contingently to do so) any stock, obligations, assets or securities of, or any other interest in, or make any capital contribution to, any other Person.

     SECTION 3.16. Capital Expenditures. The Issuer shall not make any expenditure (by long-term or operating lease or otherwise) for capital assets (either realty or personalty).

     SECTION 3.17. Notice of Events of Default. The Issuer shall give the Trustee, the Note Insurer and the Rating Agencies prompt written notice of each Event of Default hereunder and each Default or breach on the part of the Servicer, the Note Insurer or Reliance of their respective obligations under any Related Document, in each case of which it becomes aware.

     SECTION 3.18. Further Instruments and Acts. Upon request of the Trustee or the Note Insurer, the Issuer shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

     SECTION 3.19. Compliance with Laws. The Issuer shall comply with the requirements of all applicable laws, the non-compliance with which would, individually or in the aggregate, materially and adversely affect the ability of the Issuer to perform its obligations under any Related Document.

     SECTION 3.20. Tax Treatment. The Issuer has structured this Indenture and the Notes with the intention that the Notes will qualify under applicable federal, state and local tax law as indebtedness of the Issuer. The Issuer and each Holder agrees to treat, and take no action inconsistent with the treatment of, the Notes (or any beneficial interest therein) as indebtedness for purposes of federal, state and local income or franchise taxes and any other tax imposed on or measured by income. Each Holder, by acquisition of a beneficial interest in a Note, agrees to be bound by the provisions of this Section 3.20.

     SECTION 3.21. Investment Company Act. The Issuer shall conduct its operations in a manner that will not subject it to registration as an "investment company" under the Investment Company Act of 1940, as amended.

     SECTION 3.22. Liens. The Issuer shall not contract for, create, incur or suffer to exist any Lien upon any of its property or assets, whether now owned or hereafter acquired, except for any Lien created by any of the Related Documents.

     SECTION 3.23. Conduct of Business. The Issuer shall (a) conduct its business solely in its own name through its duly authorized officers or agents so as not to mislead others as to the identity of the Issuer with which those others are concerned, and particularly shall use its best efforts to avoid the appearance of conducting business on behalf of Reliance or any Affiliate thereof or that the assets of the Issuer are available to pay the creditors of Reliance or any Affiliate thereof; (b) maintain corporate records and books of account separate from those of

Reliance or any Affiliate thereof; (c) maintain an arm's-length relationship with Reliance and each Affiliate thereof, and the Issuer shall not hold itself out as being liable for the debts of Reliance or any Affiliate thereof; (d) keep its assets and its liabilities wholly separate from those of all other entities, including Reliance or any Affiliate thereof, except as otherwise anticipated by the Related Documents; (e) not maintain bank accounts or other depository accounts to which Reliance or any Affiliate thereof or of the Issuer is an account party, into which Reliance or any Affiliate thereof or of the Issuer makes deposits or from which Reliance or any Affiliate thereof or of the Issuer has the power to make withdrawals, except as otherwise permitted by Sections 3.2, 4.1 and 4.2 of the Pooling and Servicing Agreement; (f) shall obtain proper authorization for all the Issuer's actions requiring such authorization; (g) shall obtain proper authorization from its stockholders for all action requiring approval of its stockholders; (h) shall pay operating expenses and liabilities from the Issuer's own funds; (i) shall disclose in its annual financial statements the effects of the Issuer's transactions under the Related Documents in accordance with generally accepted accounting principles and shall disclose that the assets of the Issuer are not available to pay creditors of Reliance or any Originator; (j) shall continuously maintain the resolutions, agreements and other instruments underlying the transactions described in the Related Documents as official records; (k) shall insure that any consolidated financial statements of Reliance have notes to the effect that the Issuer is a separate entity whose creditors have a claim on its assets prior to those assets becoming available to its equity holders; and (l) comply with the provisions of its Certificate of Incorporation and by-laws and not amend, supplement or otherwise modify its Certificate of Incorporation or by-laws except in accordance therewith.

     SECTION 3.24. Representations and Warranties. The Issuer hereby makes the following representations and warranties for the benefit of the Trustee, the
Note Insurer and the Noteholders on which the Trustee relies in accepting the Trust Estate in trust and in authenticating the Notes. Such representations and warranties are made as of the Closing Date and, except as specifically provided herein, shall survive the transfer, grant and assignment of the Trust Estate to the Trustee.

     (a) Organization and Good Standing. The Issuer is a corporation duly organized, validly existing and in good standing under the law of its state of incorporation and each other state where the nature of its business requires it to qualify, except to the extent that the failure to so qualify would not in the aggregate materially adversely affect the ability of the Issuer to perform its obligations under the Related Documents;

     (b) Authorization. The Issuer has the power, authority and legal right to execute, deliver and perform under the terms of the Related Documents and the execution, delivery and performance of the Related Documents have been duly authorized by the Issuer by all necessary corporate action;

     (c) Binding Obligation. Each of (i) this Indenture, assuming due authorization, execution and delivery by the Trustee, (ii) the Insurance Agreement, assuming due authorization, execution and delivery by the Note Insurer, the Trustee, the Backup Servicer, and the Servicer, and (iii) the Pooling and Servicing Agreement, assuming due authorization, execution and delivery by Reliance, the Backup Servicer, the Trustee and the Servicer, constitutes a legal, valid and binding obligation of the Issuer, enforceable against the Issuer in accordance with its terms except that (A) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws (whether statutory, regulatory or decisional) now or hereafter in effect relating to creditors' rights generally and (B) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to certain equitable defenses and to the discretion of the court before which any proceeding therefor may be brought, whether a proceeding at law or in equity;

     (d) No Violation. The consummation of the transactions contemplated by the fulfillment of the terms of the Related Documents will not conflict with, result in any breach of any of the terms and provisions of or constitute (with or without notice, lapse of time or both) a default under the organizational documents or bylaws of the Issuer, or any material indenture, agreement, mortgage, deed of trust or other instrument to which the Issuer is a party or by which it is bound, or in the creation or imposition of any Lien upon any of its properties pursuant to the terms of such indenture, agreement, mortgage, deed of trust or other such instrument, other than any Lien created or imposed pursuant to the terms of the Related Documents, or violate any law or, to the best of the Issuer's knowledge, any material order, rule or regulation applicable to the Issuer of any court or of any Federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Issuer or any of its properties;

     (e) No Proceedings. There are no proceedings or investigations to which the Issuer, or any of its Affiliates, is a party pending, or, to the knowledge of the Issuer, threatened, before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality (A) asserting the invalidity of the Related Documents, (B) seeking to prevent the issuance of any of the Notes or the consummation of any of the transactions contemplated by the Related Documents or (C) seeking any determination or ruling that would materially and adversely affect the performance by the Issuer of its obligations under, or the validity or enforceability of, the Related Documents.

     (f) Approvals. All approvals, authorizations, consents, orders or other actions of any Person, or of any court, governmental agency or body or official, required in connection with the execution and delivery of the Related Documents by the Issuer and with the valid and proper authorization, issuance and sale of the Notes pursuant hereto (except approvals of state securities officials under the blue sky laws) have been or will be taken or obtained on or prior to the Closing Date.

     (g) Place of Business. The Issuer's principal place of business and chief executive office is located at 400 North Loop 1604 East, Suite 210, San Antonio, Texas 78232.

     (h) Transfer and Assignment. Upon the delivery to the Custodians of the Receivables Files, the Trustee for the benefit of the Noteholders and the Note Insurer shall have a first priority perfected security interest in the Receivables, the Financed Vehicles, and in the proceeds thereof, except for Liens permitted under the Related Documents and limited with respect to proceeds to the extent set forth in Section 9-306 of the UCC as in effect in the applicable jurisdiction. All filings (including UCC filings) and other actions as are necessary in any jurisdiction to perfect the ownership or other interest of the Trustee in the Trust Estate, including the transfer of the Receivables Files and the payment of any fees, have been made.

     (i) Parent of the Issuer. Reliance is the registered owner of all of the issued and outstanding common stock of the Issuer, all of which common stock has been validly issued, is fully paid and nonassessable.

     (j) Pooling and Servicing Agreement. As of the Closing Date, the Issuer has entered into the Pooling and Servicing Agreement with Reliance relating to its acquisition of the Receivables and its security interest in the Financed Vehicles, and the representations and warranties made by Reliance relating to the Receivables and the Financed Vehicles have been validly assigned to and are for the benefit of the Issuer, the Trustee, the Note Insurer and the Noteholders.

     (k) The Loan Contracts. The Issuer hereby restates and makes each of the representations and warranties with respect to the Receivables and the Financed Vehicles that are made by Reliance in Section 2.3(a) of the Pooling and Servicing Agreement.

                                  ARTICLE IV
                          Satisfaction and Discharge


     SECTION 4.1. Satisfaction and Discharge of Indenture. This Indenture shall cease to be of further effect with respect to the Notes except as to (i) rights of registration of transfer and exchange, (ii) substitution of mutilated, destroyed, lost or stolen Notes, (iii) rights of Noteholders to receive payments of principal thereof and interest thereon, (iv) Sections 3.2, 3.3 and 3.20, (v) the rights, obligations and immunities of the Trustee hereunder (including the rights of the Trustee under Section 6.7 and the obligations of the Trustee under
Section 4.2) and (vi) the rights of Noteholders and the Note Insurer as beneficiaries hereof with respect to the property so deposited with the Trustee payable to all or any of them, and the Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture with respect to the Notes, when:

           (A) all Notes theretofore authenticated and delivered (other than (i) Notes that have been destroyed, lost or stolen and that have been replaced or paid as provided in Section 2.5 and (ii) Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust, as provided in Section 3.3) have been delivered to the Trustee for cancellation and the Policy has expired and been returned to the Note Insurer for cancellation;

           (B) the Issuer has paid or caused to be paid all amounts owed to the
     Note Insurer and all other sums payable hereunder by the Issuer; and

           (C) the Issuer has delivered to the Trustee and the Note Insurer an Officers' Certificate, an Opinion of Counsel and (if required by the Trustee or the Note Insurer) an Independent Certificate from a firm of certified public accountants, each meeting the applicable requirements of
     Section 11.1(a) and, subject to Section 11.2, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

     SECTION 4.2. Payment of Moneys Held by Paying Agent. In connection with the satisfaction and discharge of this Indenture with respect to the Notes, all moneys then held by any Paying Agent other than the Trustee under this Indenture with respect to such Notes shall, upon demand of the Issuer, be paid to the Trustee to be held and applied according to Section 3.3 and Section 4.5 of the Pooling and

Servicing Agreement, and thereupon such Paying Agent shall be released from all further liability with respect to such moneys.

     SECTION 4.3. Release of Trust Estate. The Trustee shall, on or after the Termination Date, release any remaining portion of the Trust Estate from the Lien created by this Indenture. Subject to Section 2.9, the Trustee shall release property from the Lien created by this Indenture pursuant to this
Section 4.3 only upon receipt of a written request of the Issuer accompanied by an Officer's Certificate. The Trustee shall surrender the Policy to the Note Insurer upon the payment of the Notes in full.


                                   ARTICLE  V
                                    Remedies


     SECTION 5.1. Events of Default. "Event of Default," wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any Governmental Authority):

           (i) default in the payment of any interest on any Note when the same becomes due and payable, and such default shall continue for a period of five Business Days;

           (ii) default in the payment of the principal of any Note when the same becomes due and payable;

           (iii) default in the observance or performance of any covenant or agreement of the Issuer made in this Indenture (other than a covenant or agreement a default in the observance or performance of which is elsewhere in this Section 5.1 specifically dealt with) or in any Related Document, or any representation or warranty of the Issuer made in this Indenture or in any Related Document or in any certificate or other writing delivered pursuant hereto or in connection herewith proving to have been incorrect in any material respect as of the time when the same shall have been made, and such default shall have a material adverse effect on the interests of the Noteholders or the Note Insurer and shall continue or not be cured, or the circumstance or condition in respect of which such misrepresentation or warranty was incorrect shall not have been eliminated or otherwise cured, for a period of 30 days after there shall have been given, by registered or certified mail, to the Issuer and the Note Insurer by the Trustee or to the Issuer, the Note Insurer and the Trustee by the Holders of at least 25% of the Note Balance, a written notice specifying such default or incorrect representation or warranty and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder;

           (iv) the filing of a petition for relief by a court having jurisdiction in the premises in respect of the Issuer or any substantial part of its property in an involuntary case under any applicable Federal or State bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer or for any substantial part of its property, or ordering the winding-up or liquidation of the affairs of the Issuer and such petition shall remain unstayed and in effect for a period of 60 consecutive days;

           (v) the commencement by the Issuer of a voluntary case under any applicable Federal or State bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by the Issuer to the entry of an order for relief in an involuntary case under any such law, or the consent by the Issuer to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer or for any substantial part of its property, or the making by the Issuer of any general assignment for the benefit of creditors, or the failure by the Issuer generally to pay its debts as such debts become due, or the taking of action by the Issuer in furtherance of any of the foregoing; or

           (vi) the failure to pay the Note Balance of the Notes on the Final Scheduled Payment Date.

     SECTION 5.2. Acceleration of Maturity; Rescission and Annulment. If an Insurer Default shall not have occurred and be continuing and an Event of Default shall have occurred and be continuing, then the Note Insurer may declare all the Notes to be immediately due and payable, by a notice in writing to the Issuer (and to the Trustee), and upon any such declaration, the Note Balance, together with accrued and unpaid interest thereon through the date of acceleration, shall become immediately due and payable. If an Insurer Default shall have occurred and be continuing and an Event of Default shall have occurred and be continuing, the Trustee in its discretion may, or if so requested in writing by Note Voting Amount shall, declare by written notice to the Issuer that the Notes become, whereupon they shall become, immediately due and payable, together with accrued and unpaid interest thereon. In the event of an acceleration of the Notes by operation of this Section 5.2, the Trustee shall continue to be entitled to make claims under the Policy pursuant to Sections 5.4 and 5.5 of the Pooling and Servicing Agreement for payments on the Notes. Payments under the Policy following acceleration of the Notes shall be applied by the Trustee to pay interest and principal on the Notes according to clauses FIFTH and SIXTH of
Section 5.4(b).

     If the Notes are accelerated due to an Event of Default, the Note Insurer shall have the right (in addition to its obligation to pay payments on the Notes in accordance with the Policy), but not the obligation, to make payments under the Policy or otherwise of interest and principal due on the Notes, in whole or in part, on any date or dates following such acceleration as the Note Insurer, in its sole discretion, shall elect. In no event may the Note Insurer make distributions with respect to the Notes later than required by the Note Insurer's obligation to make payments on the Notes in accordance with the Policy.

     At any time after such declaration of acceleration of maturity has been made by the Trustee and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article V provided, the
Note Voting Amount, by written notice to the Issuer and the Trustee, may rescind and annul such declaration and its consequences if:

           (i) the Issuer has paid or deposited with the Trustee a sum sufficient to pay:

                 (A) all payments of principal of and interest on all Notes and all other amounts that would then be due hereunder or upon such Notes if the Event of Default giving rise to such acceleration had not occurred; and

                 (B) all sums paid or advanced, together with interest thereon, by the Trustee or the Note Insurer hereunder or by the Note Insurer under the Insurance Agreement or the Policy and the reasonable compensation, expenses, disbursements and advances of the Trustee and the Note Insurer and their agents and counsel incurred in connection with the enforcement hereof to the date of such payment or deposit; and

           (ii) all Events of Default, other than the nonpayment of the principal of the Notes that has become due solely by such acceleration, have been cured or waived as provided in Section 5.12.

     No such rescission shall affect any subsequent default or impair any right consequent thereto.

     SECTION 5.3. Collection of Indebtedness and Suits for Enforcement by Trustee; Authority of Controlling Party. (a) The Issuer covenants that if the Notes are accelerated following the occurrence of an Event of Default, the Issuer will, upon demand of the Trustee, pay to it as and to the extent provided in Section 4.5 of the Pooling and Servicing Agreement, for the benefit of the Holders of Notes, the whole amount then due and payable on such Notes for principal and interest, with interest upon the overdue principal at the Note Interest Rate, and, to the extent payment at such rate of interest shall be legally enforceable, upon overdue installments of interest, at the Note Interest Rate, and in addition thereto such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee and its agents and counsel.

     (b) Each Secured Party hereby irrevocably and unconditionally appoints the Controlling Party as the true and lawful attorney in fact of such Secured Party for so long as such Secured Party is not the Controlling Party, with full power of substitution, to execute, acknowledge and deliver any notice, document, certificate, paper, pleading or instrument and to do in the name of the Controlling Party as well as in the name, place and stead of such Secured Party such acts, things and deeds for or on behalf of and in the name of such Secured Party under this Indenture (including under Section 5.4) and under the Related Documents which such Secured Party could or might do or which may be necessary, desirable or convenient to effect the purposes contemplated hereunder and under the Related Documents and following the occurrence of an Event of Default, exercise full right, power and authority to take, or defer from taking, any and all acts with respect to the administration, maintenance or disposition of the Trust Estate.

     (c) If an Event of Default occurs and is continuing, the Trustee may at the direction of the Controlling Party, as more particularly provided in Section 5.4, proceed to protect and enforce its rights and the rights of the Noteholders, by such appropriate Proceedings as the Trustee shall deem most effective to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy or legal or equitable right vested in the Trustee by this Indenture or by law.

     (d) If there shall be pending, relative to the Issuer or any other obligor upon the Notes or any Person having or claiming an ownership interest in the Trust Estate, Proceedings under Title 11 of the United States Code or any other applicable Federal or State bankruptcy, insolvency or other similar law, or in case a receiver, assignee, trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Issuer or its property or such other obligor or Person, or in case of any other comparable judicial Proceedings relative to the Issuer or other obligor upon the Notes, or to the creditors or property of the Issuer or such other obligor, the Trustee, irrespective of whether the principal of any Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to this Section 5.3, shall be entitled and empowered, by intervention in such Proceedings or otherwise:

           (i) to file and prove a claim or claims for the whole amount of principal and interest owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for reasonable compensation to the Trustee and each predecessor Trustee, and their respective agents, attorneys and counsel, and for reimbursement of all expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee, except as a result of negligence or bad faith), the Note Insurer and the Noteholders allowed in such Proceedings;

           (ii) unless prohibited by applicable law or regulations, to vote on behalf of the Holders of the Notes in any election of a trustee, a standby trustee or any Person performing similar functions in any such Proceedings;

           (iii) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute all amounts received with respect to the claims of the Noteholders and of the Trustee on their behalf; and

           (iv) to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee or the Holders of Notes allowed in any Proceedings relative to the Issuer, its creditors and its property;

and any trustee, receiver, liquidator, assignee, custodian, sequestrator or other similar official in any such Proceeding is hereby authorized by each of such Noteholders to make payments to the Trustee, and, if the Trustee shall consent to the making of payments directly to such Noteholders, to pay to the Trustee such amounts as shall be sufficient to cover reasonable compensation to the Trustee, each predecessor Trustee and their respective agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee except as a result of negligence or bad faith.

     (e) Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Noteholder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Noteholder in any such proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar Person.

     (f) All rights of action and of asserting claims under this Indenture or under any of the Notes may be enforced by the Trustee without the possession of any of the Notes or the production thereof in any trial or other Proceedings relative thereto, and any such action or Proceedings instituted by the Trustee shall be brought in its own name and as trustee of an express trust, and any recovery of judgment, subject to the payment of the expenses, disbursements and compensation of the Trustee, each predecessor Trustee and their respective agents and attorneys, shall be for the ratable benefit of the Holders of the Notes and the Note Insurer.

     (g) In any Proceedings brought by the Trustee or to which the Trustee shall be a party (and also any Proceedings involving the interpretation of any provision of this Indenture), the Trustee shall be held to represent all the Holders of the Notes, and it shall not be necessary to make any Noteholder a party to any such Proceedings.

     SECTION 5.4. Remedies; Priorities. (a) If an Event of Default shall have occurred and be continuing, the Trustee, at the direction of the Controlling Party, shall (subject to Section 5.5) exercise any one or more of the following remedies, whether sequentially or concurrently:

           (i) institute Proceedings from time to time for the complete or partial foreclosure of this Indenture with respect to the Trust Estate;

           (ii) exercise any remedies of a secured party under the UCC and take any other appropriate action to protect and enforce the rights and remedies of the Secured Parties;

           (iii) sell the Trust Estate, or any portion thereof or rights or interest therein, at one or more public or private sales called and conducted in any manner permitted by law;

           (iv) elect to have the Issuer maintain possession of the Receivables and continue to apply collections on such Receivables as if there had been no declaration of acceleration; and

           (v) make demand upon the Servicer, by written notice, that the Servicer deliver to the Trustee all Receivable Files;

provided, however, that, if the Trustee is the Controlling Party, the Trustee may not sell or otherwise liquidate the Trust Estate following an Event of Default, unless: (A) all the Noteholders consent thereto, (B) the proceeds of such sale or liquidation distributable to the Noteholders are sufficient to discharge in full all amounts then due and unpaid upon such Notes for principal and interest together with any unpaid Reimbursement Amounts and (C) the Trustee determines that the Trust Estate will not continue to provide sufficient funds for the payment of principal of and interest on the Notes as they would have become due if the Notes had not been declared due and payable, and the Trustee provides prior written notice to the Rating Agencies and the Note Insurer and obtains the consent of Holders of the Note Voting Amount. In determining such sufficiency or insufficiency with respect to clauses (B) and (C) above, the Trustee may, but need not, obtain and rely upon an opinion of an Independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the Trust Estate for such purpose.

     (b) If the Trustee collects any money or property pursuant to this Article V (excluding any payments made under the Policy), it shall pay out such money or property according to the priorities set forth below:

     FIRST: To the payment to the Trustee of the Trustee Fee then due, and any costs or expenses incurred by it in connection with enforcing the remedies provided for in this Article V;

     SECOND: If Reliance is no longer acting as the Servicer, to the payment to the Servicer of the Total Servicing Fee then due;

    THIRD: To the payment to the Backup Servicer of all accrued and unpaid expenses up to $100,000 relating to the assumption of servicing responsibilities by the Backup Servicer and of the Backup Servicing Fee then due and to the Custodians (other than any Originator or Reliance) of the Custodian Fee then due to the extent not paid by the Servicer;

     FOURTH:  To the payment to the Note Insurer of the Premium then due;

     FIFTH: To the Noteholders for amounts due and unpaid on the Notes for interest, ratably, without preference or priority of any kind;

     SIXTH: To the Noteholders for amounts equal to the Note Balance, ratably, without preference or priority of any kind;

     SEVENTH: To the payment to the Note Insurer of any Reimbursement Amounts and any other amounts due from the Issuer under the Insurance Agreement;

     EIGHTH: To reimburse the Note Insurer and the Noteholders for any costs or expenses incurred in connection with any enforcement action with respect to this Indenture or the Notes;

     NINTH: To the payment to the Servicer of any other amounts due the Servicer as expressly provided herein and in the Pooling and Servicing Agreement;

     TENTH: To the payment to the Trustee, the Backup Servicer and the Custodians, any other amounts due to the Trustee, the Backup Servicer or the Custodians as expressly provided herein and in the Pooling and Servicing Agreement (including any amounts due to the Backup Servicer or any other successor Servicer, in either case when acting as Servicer, to cover indemnification obligations of the Issuer);

     ELEVENTH:  To the payment to the Issuer of any surplus amounts.

     The Trustee may fix a special record date and special payment date for any payment to Noteholders pursuant to this Section. At least 15 days before such special record date, the Trustee shall mail to each Noteholder and the Issuer a notice that states the special record date, the special payment date and the amount to be paid.

     SECTION 5.5. Optional Preservation of the Receivables. If the Trustee is the Controlling Party and if the Notes have been declared to be due and payable under Section 5.2 following an Event of Default, and such declaration and its consequences have not been rescinded and annulled, the Trustee may, but need not, elect to retain possession of the Trust Estate and effect the collection thereof rather than dispose of or liquidate the Trust Estate. It is the desire of the parties hereto and the Noteholders that there be at all times sufficient funds for the payment of principal of and interest on the Notes, and the Trustee shall take such desire into account when determining whether or not to retain possession of the Trust Estate. In determining whether to retain possession of the Trust Estate and effect the collection thereof, the Trustee may, but need not, obtain and rely upon an opinion of an Independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the Trust Estate for such purpose. Subject to Section 5.11 and for purposes of effecting the collection of the Trust Estate, the Trustee may (but shall not be required to) reasonably exercise any judgment or take any action not otherwise inconsistent with the terms hereof.

     SECTION 5.6. Limitation of Suits. No Holder of any Note shall have any right to institute any Proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless an Insurer Default has occurred and is continuing and:

          (i) such Holder has previously given written notice to the Trustee of a continuing Event of Default;

          (ii) the Holder(s) of not less than 25% of the Note Balance have made written request to the Trustee to institute such Proceeding in respect of such Event of Default in its own name as Trustee hereunder;

          (iii) such Holder(s) have offered to the Trustee indemnit satisfactory to the Trustee against the costs, expenses and liabilities to be incurred in complying with such request;

          (iv) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute such Proceeding; and

          (v) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Note Majority.

It being understood and intended that no one or more Holder(s) of Notes shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holder(s) of Notes or to obtain or to seek to obtain priority or preference over any other Holder(s) or to enforce any right under this Indenture, except in the manner herein provided.

     If the Trustee shall receive conflicting or inconsistent requests and indemnity from two or more groups of Noteholders, each representing less than a Note Majority, the Trustee in its sole discretion may determine what action, if any, shall be taken, notwithstanding any other provisions of this Indenture.

     SECTION 5.7. Unconditional Rights of Noteholders To Receive Principal and Interest. Notwithstanding any other provisions in this Indenture, the Holder of any Note shall have the right, which is absolute and unconditional, to receive payment of the principal of and interest, if any, on such Note on or after the respective due dates thereof expressed in such Note or in this Indenture (or, in the case of redemption, on or after the Redemption Date) and to institute suit for the enforcement of any such payment pursuant to Section 5.6, and such right shall not be impaired without the consent of such Holder.

     SECTION 5.8. Restoration of Rights and Remedies. If the Controlling Party or any Noteholder has instituted any Proceeding to enforce any right or remedy under this Indenture and such Proceeding has been discontinued or abandoned for any reason or has been determined adversely to the Controlling Party or to such Noteholder, then and in every such case the Issuer, the Controlling Party and the Noteholders shall, subject to any determination in such Proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Controlling Party and the Noteholders shall continue as though no such Proceeding had been instituted.

     SECTION 5.9. Rights and Remedies Cumulative. No right or remedy herein conferred upon or reserved to the Controlling Party or to the Noteholders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

     SECTION 5.10. Delay or Omission Not a Waiver. No delay or omission of the Controlling Party, the Trustee or any Holder of Notes to exercise any right or remedy accruing upon any Default or Event of Default shall impair any such right or remedy or constitute a waiver of any such Default or Event of Default or an acquiescence therein. Every right and remedy given by this Article V or by law to the Trustee, the Controlling Party or to the Noteholders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee, the Controlling Party or by the Noteholders, as the case may be.

     SECTION 5.11. Control by Noteholders. If the Trustee is the Controlling Party, the Holders of the Note Voting Amount shall have the right to direct the time, method and place of conducting any Proceeding for any remedy available to the Trustee with respect to the Notes or exercising any trust or power conferred on the Trustee; provided, however, that:

          (i) such direction shall not be in conflict with any rule of law or with this Indenture;

          (ii) except as otherwise expressly provided in Section 5.4, any direction to the Trustee to sell or liquidate the Trust Estate shall be by all the Noteholders;

          (iii) if the conditions set forth in Section 5.5 have been satisfied and the Trustee elects to retain the Trust Estate pursuant to such Section, then any direction to the Trustee by Holders of Notes representing less than 100% of the Note Balance to sell or liquidate the Trust Estate shall be of no force and effect; and

          (iv) the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction;

provided, however, that, subject to Section 6.1, the Trustee need not take any action that it reasonably determines might involve it in liability or would reasonably be expected to materially adversely affect the rights of any Noteholder(s) not consenting to such action.

     SECTION 5.12. Waiver of Past Defaults. The Note Insurer or, if an Insurer Default has occurred and is continuing, the Holders of the Note Voting Amount may waive any past Default or Event of Default and its consequences except a Default (a) in payment of principal of or interest on any of the Notes or (b) in respect of a covenant or provision hereof that cannot be modified or amended without the consent of the Holder of each Note. In the case of any such waiver, the Issuer, the Note Insurer, the Trustee and the Holders of the Notes shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereto.

     Upon any such waiver, such Default shall cease to exist and be deemed to have been cured and not to have occurred, and any Event of Default arising therefrom shall be deemed to have been cured and not to have occurred, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereto.

     SECTION 5.13. Undertaking for Costs. All parties to this Indenture agree, and each Holder of any Note by such Holder's acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorney's fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 5.13 shall not apply to (a) any suit instituted by the Trustee or the Note Insurer, (b) any suit instituted by any Noteholder(s) holding in the aggregate more than 10% of the Note Balance or (c) any suit instituted by any Noteholder for the enforcement of the payment of principal of or interest on any Note on or after the respective due dates expressed in such Note and in this Indenture (or, in the case of redemption, on or after the Redemption Date).

     SECTION 5.14. Waiver of Stay or Extension Laws. The Issuer covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead or in any manner whatsoever, claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

     SECTION 5.15. Action on Notes. The Trustee's right to seek and recover judgment on the Notes or under this Indenture shall not be affected by the seeking, obtaining or application of any other relief under or with respect to the Notes or this Indenture. Neither the Lien of this Indenture nor any rights or remedies of the Trustee, the Note Insurer or the Noteholders shall be impaired by the recovery of any judgment by the Trustee against the Issuer or by the levy of any execution under such judgment upon any portion of the Trust Estate or upon any of the assets of the Issuer.

     SECTION 5.16. Performance and Enforcement of Certain Obligations. (a) Promptly following a request from the Trustee to do so (after the occurrence of an Event of Default as otherwise required under this Article V or upon the direction of the Controlling Party) and at the Issuer's expense, the Issuer shall take all such lawful action as the Trustee or the Note Insurer may request to compel or secure the performance and observance by Reliance and the Servicer, as applicable, of each of their obligations to the Issuer under or in connection with the Pooling and Servicing Agreement and any other Related Document in accordance with the terms thereof, and to exercise any and all rights, remedies, powers and privileges lawfully available to the Issuer under or in connection with the Pooling and Servicing Agreement and any other Related Document to the extent and in the manner directed by the Trustee, including the transmission of notices of default on the part of Reliance or the Servicer thereunder and the institution of legal or administrative actions or proceedings to compel or secure performance by Reliance or the Servicer of each of their obligations under the Pooling and Servicing Agreement and any other Related Document.

     (b) If an Event of Default has occurred and is continuing, the Trustee shall upon the direction of the Controlling Party, or if the Trustee is the Controlling Party, may, exercise all rights, remedies, powers, privileges and claims of the Issuer against Reliance or the Servicer under or in connection with the Pooling and Servicing Agreement and any other Related Document, including the right or power to take any action to compel or secure performance or observance by Reliance or the Servicer of each of their obligations to the Issuer thereunder and to give any consent, request, notice, direction, approval, extension or waiver under the Pooling and Servicing Agreement and any other Related Document, and any right of the Issuer to take such action shall be suspended.

     (c) Promptly following a request from the Trustee to do so (after the occurrence of an Event of Default as otherwise required under this Article V or upon direction of the Controlling Party) and at the Issuer's expense, the Issuer shall take all such lawful action as the Trustee may request to compel or secure the performance and observance by (i) the Dealers of each of their respective obligations to Reliance under or in connection with the Dealer Agreements in accordance with the terms thereof, (ii) by the Originators under the Receivables Purchase Agreement, the Subservicing Agreement and the Custodian Agreement and
(iii) by Reliance under or in connection with the Pooling and Servicing Agreement and to exercise any and all rights, remedies, powers and privileges lawfully available to the Issuer under or in connection with all such agreements to the extent and in the manner directed by the Trustee, including the transmission of notices of default on the part of Reliance thereunder and the institution of legal or administrative actions or proceedings to compel or secure performance (i) by the Dealers of each of their respective obligations under the Dealer Agreements, (ii) by the Originators of each of their respective obligations under the Receivables Purchase Agreement, the Subservicing Agreement and the Custodian Agreement or (iii) by Reliance of each of its obligations under the Pooling and Servicing Agreement.


                                   ARTICLE VI
                                  The Trustee


     SECTION 6.1. Duties of the Trustee. (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

     (b)  Subject to Section 6.1(a):

          (i) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and its other Related Documents and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

          (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; provided, however, in the case of any such certificates or opinions that by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture and the other Related Documents.

     (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own wilful misconduct, except that:

          (i) this clause (c) does not limit the effect of clause (b) of this Section;

          (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts;

          (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to this Indenture;

          (iv) the Trustee shall not be charged with knowledge of an Event of Default or Servicer Termination Event unless a Responsible Officer obtains actual knowledge of such event or the Trustee receives written notice of such event from the Issuer, Reliance, the Note Insurer, the Servicer or Holders owning Notes aggregating not less than 10% of the Note Balance; and

          (v) the Trustee shall have no duty to monitor the performance of the Issuer, Reliance or the Servicer, nor shall it have any liability in connection with malfeasance or nonfeasance by the Issuer, Reliance or the Servicer. The Trustee shall have no liability in connection with compliance of the Issuer, Reliance or the Servicer with statutory or regulatory requirements related to the Receivables. The Trustee shall not make or be deemed to have made any representations or warranties with respect to the Receivables or the validity or sufficiency of any pledge or assignment of the Receivables to the Trustee.

     (d) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer.

     (e) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law, this Indenture or the Pooling and Servicing Agreement.

     (f) No provision of this Indenture, including Section 6.13, shall require the Trustee to expend or risk its own funds or otherwise incur or be subjected to financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayments of such funds or adequate indemnity satisfactory to it against any loss, liability or expense is not reasonably assured to it; provided that nothing contained in this clause (f) shall limit the effect of clause (c).

     (g) The Trustee shall, upon one Business Day's prior notice to the Trustee, permit any representative of the Note Insurer or the Issuer, during the Trustee's normal business hours, to examine all books of account, records, reports and other papers of the Trustee relating to the Notes, to make copies and extracts therefrom and to discuss the Trustee's affairs and actions, as such affairs and actions relate to the Trustee's duties with respect to the Notes, with the Trustee's officers and employees responsible for carrying out the Trustee's duties with respect to the Notes. All expenses incurred by the Trustee in connection with such examination shall be borne by the Issuer.

     (h) In no event shall the Trustee be required to perform, or be responsible for the manner of performance of, any of the obligations of the Servicer, or any other party, under the Pooling and Servicing Agreement except that Harris Trust and Savings Bank, solely in its capacity as Backup Servicer, shall perform and be responsible for such obligations during such time, if any, as the Backup Servicer shall be the successor to, and be vested with the rights, powers, duties and privileges of the Servicer in accordance with the terms of the Pooling and Servicing

Agreement.

     (i) The Trustee shall, and hereby agrees that it shall, perform all of the obligations and duties required of it under the Pooling and Servicing Agreement.

     (j) The Trustee shall, and hereby agrees that it shall, hold the Policy in trust, and shall hold any proceeds of any claim on the Policy in trust solely for the use and benefit of the Noteholders. The Trustee shall deliver to the Rating Agencies notice of any change made to the Policy prior to the Termination Date. For avoidance of doubt, unless the Rating Agency Condition is satisfied, no modification shall be made to the Policy without the prior written consent of the Holders of Notes.

     (k) Without limiting the generality of this Section 6.1, the Trustee, in its capacity as Trustee, shall have no duty, unless specifically set forth in this Indenture or the Related Documents, (i) to see to any recording, filing or depositing of this Indenture or any agreement referred to herein or any financing statement evidencing a security interest in the Financed Vehicles, or to see to the maintenance of any such recording or filing or depositing or to any recording, refiling or redepositing of any thereof, (ii) to see to the payment or discharge of any tax, assessment or other governmental charge or any Lien or encumbrance of any kind owing with respect to, assessed or levied against any part of the Trust Estate, (iii) to confirm or verify the contents of any reports or certificates delivered to the Trustee pursuant to this Indenture or the Pooling and Servicing Agreement believed by the Trustee to be genuine and to have been signed or presented by the proper party or parties, or (iv) to inspect the Financed Vehicles at any time or ascertain or inquire as to the performance or observance of any of the Issuer's or the Servicer's representations, warranties or covenants or the Servicer's duties and obligations as Servicer.

     SECTION 6.2. Rights of Trustee. (a) The Trustee may conclusively rely and shall be fully protected in acting on any document reasonably believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in any such document.

     (b) The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers' Certificate or Opinion of Counsel.

     (c) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, attorneys or a custodian or nominee, and the Trustee shall not be responsible for any misconduct or negligence on the part of, or for the supervision of, any such agent, attorney, custodian or nominee appointed with due care by it.

     (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers; provided, however, that the Trustee's conduct does not constitute wilful misconduct, negligence or bad faith.

     (e) The Trustee may consult with counsel, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Notes shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

     (f) The Trustee shall not be required to make any initial or periodic examination of any files or records related to the Receivables for the purpose of establishing the presence or absence of defects, the compliance by the Issuer with its representations and warranties or for any other purpose.

     (g) If the Trustee is also acting as Paying Agent or Note Registrar hereunder, the rights and protections afforded to the Trustee pursuant to this
Article VI shall also be afforded to such Paying Agent or Note Registrar.

     SECTION 6.3. Individual Rights of the Trustee. The Trustee shall not, in its individual capacity, but may in a fiduciary capacity, become the owner of Notes. The Trustee may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not the Trustee. Any Paying Agent, Note Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Trustee must comply with Sections 6.11 and 6.12.

     SECTION 6.4. Trustee's Disclaimer. The Trustee shall not be responsible for, and makes no representation as to the validity or adequacy of, this Indenture, the Trust Estate or the Notes; shall not be accountable for the Issuer's use of the proceeds from the Notes; and shall not be responsible for any statement of the Issuer in this Indenture or in any document issued in connection with the sale of the Notes or in the Notes other than the Trustee's certificate of authentication.

     SECTION 6.5. Notice of Defaults. If a Default, Event of Default, Distribution Increase, Collateral Perfection Trigger or Servicer Termination Event occurs and is continuing and is known to a Responsible Officer, the Trustee shall mail to each Noteholder and the Note Insurer notice of the Default, Event of Default, Distribution Increase, Collateral Perfection Trigger or Servicer Termination Event within three Business Days after such Responsible Officer has knowledge of such Default, Event of Default, Distribution Increase, Collateral Perfection Trigger or Servicer Termination Event. Except in the case of a Default in payment of principal of or interest on any Note, the Trustee may withhold such notice to the Noteholders if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of Noteholders.

     SECTION 6.6. Reports by Trustee to the Holders. The Trustee shall deliver to each Noteholder such information as may be reasonably required to enable such Holder to prepare its Federal and State income tax returns within a reasonable period after the end of each calendar year.

     SECTION 6.7. Compensation, Reimbursement and Indemnity. (a) Pursuant to
Section 4.5 of the Pooling and Servicing Agreement and Section 5.4(b), the Issuer shall pay to the Trustee from time to time a monthly fee with respect to each Collection Period for its services under, or in connection with, this Indenture (the "Trustee Fee"), which shall be paid on each Payment Date pursuant to priority second of Section 4.5 of the Pooling and Servicing Agreement and shall equal the greater of (i) one-twelfth of 0.01% multiplied by the Note Balance as of the first day of the related Collection Period and (ii) $500. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. Pursuant to the Pooling and Servicing Agreement, the Servicer shall reimburse the Trustee for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the Trustee Fee. Such expenses shall include securities transaction charges and the reasonable compensation and expenses, disbursements and advances of the Trustee's agents, counsel, accountants and experts but, with respect to securities transaction charges, only to the extent such charges have not been waived due to the Trustee's receipt of payment from any financial institution with respect to certain eligible investments specified by the Servicer pursuant to Section 4.1(c) of the Pooling and Servicing Agreement. If the Servicer fails to pay the expenses of the Trustee described in the two preceding sentences, the Issuer shall be obligated to pay such expenses solely from amounts payable to the Issuer pursuant to Section 4.5(xi) of the Pooling and Servicing Agreement.

     (b) The Issuer shall indemnify the Trustee and its officers, directors, employees and agents against any and all loss, liability or expense (including attorneys' fees) incurred by them in connection with the administration of this trust and the performance of its duties hereunder, which indemnification shall be paid solely from amounts payable to the Issuer pursuant to Section 4.5(xi) of the Pooling and Servicing Agreement or, if applicable, shall be payable pursuant to Section 4.5(x) of the Pooling and Servicing Agreement. The Trustee shall notify the Issuer promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Issuer shall not relieve the Issuer of its obligations hereunder. The Trustee may have separate counsel and the Issuer shall pay the fees and expenses of such counsel solely from amounts payable to the Issuer pursuant to
Section 4.5(xi) of the Pooling and Servicing Agreement or, if applicable, shall be payable pursuant to Section 4.5 (x) of the Pooling and Servicing Agreement. The Issuer need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee's own willful misconduct, negligence or bad faith.

     The Issuer's payment obligations to the Trustee pursuant to this Section
6.7 shall survive the discharge of this Indenture. When the Trustee incurs expenses after the occurrence of an Event of Default specified in Section 5.1(v) or (vi), the expenses are intended to constitute expenses of administration under Title 11 of the United States Code or any other applicable Federal or State bankruptcy, insolvency or similar law. Notwithstanding anything else set forth in this Indenture or the Related Documents, the Trustee agrees that the obligations of the Issuer to the Trustee hereunder and under the Related Documents shall be recourse to the Trust Estate only from amounts payable to the Issuer pursuant to Section 4.5(xi) of the Pooling and Servicing Agreement and specifically shall not be recourse to the other assets of the Issuer.

     SECTION 6.8. Replacement of the Trustee. No resignation or removal of the Trustee and no appointment of a successor Trustee shall become effective until the acceptance of appointment by a successor Trustee acceptable to the Note Insurer pursuant to this Section 6.8. Subject to the preceding sentence, the Trustee may resign at any time by providing 60 days prior written notice to the Issuer, the Note Insurer and the Noteholders or sooner if so required by law. The Issuer may, with the consent of the Controlling Party, and, at the request of the Controlling Party shall, remove the Trustee if:

          (i)  the Trustee fails to comply with Section 6.11;

          (ii) the filing of a petition for relief by a court having jurisdiction in the premises in respect of the Trustee, or any substantial part of its property in an involuntary case under any applicable Federal or State bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Trustee or for any substantial part of its property, or ordering the winding-up or liquidation of the affairs of the Trustee and such petition shall remain unstayed and in effect for a period of 60 consecutive days;

          (iii) the commencement by the Trustee of a voluntary case under any applicable Federal or State bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by the Trustee to the entry of an order for relief in an involuntary case under any such law, or the consent by the Trustee to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Trustee or for any substantial part of its property, or the making by the Trustee of any general assignment for the benefit of creditors, or the failure by the Trustee generally to pay its debts as such debts become due, or the taking of action by the Trustee in furtherance of any of the foregoing;

          (iv)  the Trustee otherwise becomes incapable of acting; or

          (v) the Trustee has materially failed to perform any of its duties hereunder or under any other Related Document or has materially breached any representation and warranty made under the Related Documents.

     If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Issuer shall promptly provide written notice of such event to the Rating Agencies, the Note Insurer and the Noteholders and shall appoint a successor Trustee acceptable to the Controlling Party. If the Issuer fails to appoint such a successor Trustee, the Controlling Party may appoint a successor Trustee.

     A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee, the Note Insurer and to the Issuer. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Noteholders and the Note Insurer. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee and shall be paid all fees and expenses owed through the date of termination.

     If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Controlling Party, the Issuer or a Note Majority may petition any court of competent jurisdiction for the appointment of a successor Trustee.

     Notwithstanding the replacement of the Trustee pursuant to this Section, the Issuer's obligations under Section 6.7 shall continue for the benefit of the retiring Trustee. The retiring Trustee shall have no liability for any act or omission by any successor Trustee.

     SECTION 6.9. Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee. The Trustee shall provide the Rating Agencies, the Note Insurer and the Issuer prior written notice of any such transaction; provided, however, that such corporation or banking association shall be otherwise qualified and eligible under Section 6.11.

     If at the time of any such succession by merger, conversion or consolidation to the Trustee any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee may authenticate such Notes either in the name of any predecessor trustee hereunder or in the name of the successor to the Trustee; and in all such cases such certificates of authentication shall have the full force and effect to the same extent given to the certificate of authentication of the Trustee anywhere in the Notes or in this Indenture.

     SECTION 6.10. Appointment of Co-Trustee or Separate Trustee. (a) Notwithstanding any other provisions of this Indenture, at any time, for the purpose of meeting any legal requirement of any jurisdiction in which any part of the Trust Estate may at the time be located, the Trustee, with the consent of the Controlling Party, shall have the power and may execute and deliver all instruments to appoint one or more Person(s) to act as co-trustee(s), or separate trustee(s), of all or any part of the Trust Estate, and to vest in such Person(s), in such capacity and for the benefit of the Noteholders, such title to the Trust Estate, or any part thereof, and, subject to the other provisions of this Section, such powers, duties, obligations, rights and trusts as the Trustee may consider necessary or desirable. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 6.11 and no notice to Noteholders of the appointment of any co-trustee or separate trustee shall be required under Section 6.8; provided, however, that each co-trustee and separate trustee must be acceptable to the Note Insurer.

     (b) Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

          (i) all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act(s) are to be performed, the Trustee shall be incompetent or unqualified to perform such act(s), in which event such rights, powers, duties and obligations (including the holding of title to the Trust Estate or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

          (ii) no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder; and

          (iii) the Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.

     (c) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Indenture and the conditions of this Article VI. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Indenture, specifically including every provision of this Indenture relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

     (d) Any separate trustee or co-trustee may at any time constitute the Trustee as its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Indenture on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

     (e) The Trustee shall have no obligation to determine whether a co-trustee or separate trustee is legally required in any jurisdiction in which any part of the Trust Estate may be located.

     SECTION 6.11. Corporate Trustee Required; Eligibility. There shall at all times be a trustee hereunder which shall be a corporation or association organized and doing business under the laws of the United States of America or of any state, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $100,000,000, acceptable to the Note Insurer, subject to supervision or examination by Federal or state authority and having an office within the United States of America, and which shall have a commercial paper or other short-term rating of the highest short-term rating categories by each of the Rating Agencies, or otherwise acceptable to each of the Rating Agencies. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 6.11, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 6.11, it shall resign immediately in the manner and with the effect hereinafter specified in this Article VI.

     SECTION 6.12. Appointment and Powers. Subject to the terms and conditions hereof, each of the Secured Parties hereby appoints Harris Trust and Savings Bank as Trustee with respect to the Indenture Collateral, and Harris Trust and Savings Bank hereby accepts such appointment and agrees to act as the Trustee on behalf of the Secured Parties with respect to the Indenture Collateral for the Secured Parties, to maintain custody and possession of such Indenture Collateral (except as otherwise provided hereunder) pursuant to the Pooling and Servicing Agreement and the Custodian Agreement and to perform the other duties of the Trustee in accordance with the provisions of this Indenture. Each Secured Party hereby authorizes the Trustee to take such action on its behalf, and to exercise such rights, remedies, powers and privileges hereunder, as the Controlling Party may direct and as are specifically authorized to be exercised by the Trustee by the terms hereof, together with such actions, rights, remedies, powers and privileges as are reasonably incidental thereto. The Trustee shall act upon and in compliance with the written instructions of the Controlling Party delivered pursuant to this Indenture promptly following receipt of such written instructions; provided, however, that the Trustee shall not be required to act in accordance with any instructions for which it has not received indemnity satisfactory to the Trustee. Receipt of such instructions shall not be a condition to the exercise by the Trustee of its express duties hereunder, except where this Indenture provides that the Trustee is permitted to act only following and in accordance with such instructions.

     SECTION 6.13. Limitation on Liability. Neither the Trustee nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them hereunder or in connection herewith, except that the Trustee shall be liable for its negligence (other than errors in judgment), bad faith or willful misconduct; nor shall the Trustee be responsible for the validity, effectiveness, value, sufficiency or enforceability against the Issuer of this Indenture or any of the Indenture Collateral (or any part thereof). Notwithstanding any term or provision of this Indenture, the Trustee shall incur no liability to the Issuer or the Secured Parties for any action taken or omitted by the Trustee in connection with the Indenture Collateral, except for the negligence or willful misconduct on the part of the Trustee and, further, shall incur no liability to the Secured Parties except for negligence (other than errors in judgment) or willful misconduct in carrying out its duties to the Secured Parties. Subject to Section 6.14, the Trustee shall be protected and shall incur no liability to any such party in relying upon the accuracy, acting in reliance upon the contents, and assuming the genuineness of any notice, demand, certificate, signature, instrument or other document reasonably believed by the Trustee to be genuine and to have been duly executed by the appropriate signatory, and (absent actual knowledge to the contrary) the Trustee shall not be required to make any independent investigation with respect thereto. The Trustee shall at all times be free independently to establish to its reasonable satisfaction, but shall have no duty to independently verify, the existence or nonexistence of facts that are a condition to the exercise or enforcement of any right or remedy hereunder or under any of the Related Documents. The Trustee may consult with counsel, and shall not be liable for any action taken or omitted to be taken by it hereunder in good faith and in accordance with the advice of such counsel selected by it with due care, which advice shall be confirmed in writing. The Trustee shall not be under any obligation to exercise any of the remedial rights or powers vested in it by this Indenture at the request or direction of any of the Noteholders pursuant to this Indenture unless such Noteholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

     SECTION 6.14. Reliance upon Documents. In the absence of bad faith, willful misconduct or negligence on its part, the Trustee shall be entitled to rely on any communication, instrument, paper or other document reasonably believed by it to be genuine and correct and to have been signed or sent by the proper Person or Persons and shall have no liability in acting, or omitting to act, where such action or omission to act is in reasonable reliance upon any statement or opinion contained in any such document or instrument.

     SECTION 6.15. Representations and Warranties of the Trustee. The Trustee represents and warrants to the Issuer and to each Secured Party as follows:

     (a) Due Organization. The Trustee is an Illinois banking corporation duly organized, validly existing and in good standing under the laws of Illinois, and is duly authorized and licensed under applicable law to conduct its business as

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presently conducted.

     (b) Corporate Power. The Trustee has all requisite right, power and authority to execute and deliver this Indenture and to perform all of its duties as Trustee hereunder (whether performed by the Trustee or through co-trustees or separate trustees appointed pursuant to Section 6.10).

     (c) Due Authorization. The execution and delivery by the Trustee of this Indenture and the other Related Documents to which it is a party, and the performance by the Trustee of its duties hereunder and thereunder, have been duly authorized by all necessary corporate proceedings and no further approvals or filings, including any governmental approvals, are required for the valid execution and delivery by the Trustee or the performance by the Trustee, of this Indenture and such other Related Documents.

     (d) Valid and Binding Indenture. The Trustee has duly executed and delivered this Indenture and each other Related Document to which it is a party, and each of this Indenture and each such other Related Document constitutes the legal, valid and binding obligation of the Trustee, enforceable against the Trustee in accordance with its respective terms, except as (i) such enforceability may be limited by bankruptcy, insolvency, reorganization and similar laws relating to or affecting the enforcement of creditors' rights generally and (ii) the availability of equitable remedies may be limited by equitable principles of general applicability.

     SECTION 6.16. Waiver of Setoffs. The Trustee hereby expressly waives any and all rights of setoff that the Trustee may otherwise at any time have under applicable law with respect to the Collection Account and agrees that amounts in the Collection Account shall at all times be held and applied solely in accordance with the provisions hereof.


                                  ARTICLE VII
                         Noteholders' Lists and Reports


     SECTION 7.1. Issuer To Furnish Trustee Names and Addresses of Noteholders. The Issuer will furnish or cause to be furnished to the Trustee (a) not more than five days after the earlier of (i) each Record Date and (ii) three months after the last Record Date, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders of Notes as of such Record Date, and (b) at such other times as the Trustee may request in writing, within 30 days after receipt by the Issuer of any such request, a list of similar form and

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content as of a date not more than 10 days prior to the time such list is furnished; provided, however, that so long as the Trustee is the Note Registrar, no such list shall be required to be furnished. The Trustee or, if the Trustee is not the Note Registrar, the Issuer shall furnish to the Note Insurer at such times as the Note Insurer may request a copy of the list.

     SECTION 7.2. Preservation of Information; Communications to Noteholders.
(a) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of the Holders of Notes contained in the most recent list furnished to the Trustee as provided in Section 7.1 and the names and addresses of Holders of Notes received by the Trustee in its capacity as Note Registrar. The Trustee may destroy any list furnished to it as provided in Section 7.1 upon receipt of a new list so furnished.

     (b) Three or more Noteholders, or one or more Holder(s) of Notes evidencing at least 25% of the Note Balance, may obtain a list of the names and addresses of Holders of Notes of record as of the most recent Record Date in order to communicate with other Noteholders with respect to their rights under this Indenture or under the Notes.

     SECTION 7.3. Reports by Issuer. (a) The Issuer shall supply to the Trustee (and the Trustee shall transmit by mail to all Noteholders) such information pertaining to the Issuer as may be necessary to afford Noteholders the ability to sell or transfer the Notes pursuant to Rule 144A.

     (b) Unless the Issuer otherwise determines after notice to the Servicer, the Note Insurer and the Trustee, the fiscal year of the Issuer shall end on December 31 of each year.


                                  ARTICLE VIII
                      Accounts, Disbursements and Releases


     SECTION 8.1. Collection of Money. Except as otherwise expressly provided herein, the Trustee may demand payment or delivery of, and shall receive and collect, directly and without intervention or assistance of any fiscal agent or other intermediary, all money and other property payable to or receivable by the Trustee pursuant to this Indenture. The Trustee shall apply all such money received by it as provided in this Indenture. Except as otherwise expressly provided in this Indenture, if any default occurs in the making of any payment or performance under any agreement or instrument that is part of the Trust Estate, the Trustee may

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

take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate Proceedings. Any such action shall be without prejudice to any right to claim a Default or Event of Default under this Indenture and any right to proceed thereafter as provided in
Article V.

     SECTION 8.2. Collection Account and Spread Account. (a) On or prior to the Closing Date, the Issuer shall cause the Servicer to establish and maintain, in the name of the Trustee, for the benefit of the Noteholders and the Note Insurer, the Collection Account and the Spread Account as provided in Section
4.1 of the Pooling and Servicing Agreement.

     (b) On each Payment Date and Redemption Date, the Trustee shall distribute amounts on deposit in the Collection Account and the Spread Account to the Persons and in the amounts and order of priority set forth in Section 4.5 of the Pooling and Servicing Agreement.

     SECTION 8.3. General Provisions Regarding Accounts. (a) So long as no Default or Event of Default shall have occurred and be continuing, all or a portion of the funds in the Collection Account and the Spread Account shall be invested and reinvested by the Trustee in Eligible Investments in accordance with Section 4.1(c) of the Pooling and Servicing Agreement.

     (b) Subject to Section 6.1(c), the Trustee shall not in any way be held liable for the selection of Eligible Investments or by reason of any insufficiency in the Collection Account or the Spread Account resulting from any loss on any Eligible Investment included therein, except for losses attributable to the Trustee's failure to make payments on such Eligible Investments issued by the Trustee, in its commercial capacity as principal obligor and not as trustee, in accordance with their terms.

     SECTION 8.4. Release of Trust Estate. (a) Subject to the payment of its fees and expenses pursuant to Section 6.7, the Trustee, when required by this Indenture, shall execute instruments to release property from the Lien of this Indenture, or convey the Trustee's interest in the same, in a manner and under circumstances that are not inconsistent with this Indenture and the Pooling and Servicing Agreement. No party relying upon an instrument executed by the Trustee as provided in this Article shall be bound to ascertain the Trustee's authority, inquire into the satisfaction of any conditions precedent or see to the application of any moneys.

     (b) The Trustee shall, at such time as there are no Notes Outstanding and all sums due to the Trustee pursuant to Section 6.7 and all Reimbursement

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Amounts due to the Note Insurer have been paid and all other Secured Obligations have been paid in full, release any remaining portion of the Trust Estate that secured the Notes from the Lien of this Indenture and release to the Issuer or any other Person entitled thereto any funds then on deposit in the Collection Account. The Trustee shall release property from the Lien of this Indenture pursuant to this paragraph only upon receipt of an Issuer Request accompanied by an Officers' Certificate and an Opinion of Counsel meeting the applicable requirements of Section 11.1 and the written consent of the Controlling Party.

     SECTION 8.5. Opinion of Counsel. The Trustee and the Note Insurer shall receive at least seven days' notice when requested by the Issuer to take any action pursuant to Section 8.4(a), accompanied by copies of any instruments involved, and the Trustee shall also require, as a condition to such action, an Opinion of Counsel delivered to the Trustee and the Note Insurer stating the legal effect of any such action, outlining the steps required to complete the same, and concluding that all conditions precedent to the taking of such action have been complied with and such action will not materially and adversely impair the security for the Notes or the rights of the Noteholders or the Note Insurer in contravention of this Indenture; provided, however, that such Opinion of Counsel shall not be required to express an opinion as to the fair value of the Trust Estate. Counsel rendering any such opinion may rely, without independent investigation, on the accuracy and validity of any certificate or other instrument delivered to the Trustee in connection with any such action.

     SECTION 8.6.  Purchase of Receivables.

     (a) If at any time the Issuer, the Note Insurer or the Trustee discovers or is notified by the Servicer that any of the representations and warranties of Reliance in the Pooling and Servicing Agreement were incorrect at the time as of which such representations and warranties were made, then the Person discovering such defect, omission, or circumstance shall promptly notify the Note Insurer and the other parties hereto.

     (b) In the event that any representation or warranty of Reliance set forth in Section 2.3(a) of the Pooling and Servicing Agreement is incorrect and has a material adverse effect on the interests of the Note Insurer or the Holders of the Notes in any Receivable, then the Issuer shall require Reliance pursuant to the Pooling and Servicing Agreement to eliminate or otherwise cure the circumstance or condition which has caused such representation or warranty to be incorrect by the second Accounting Date following Reliance's discovery or notice thereof. If Reliance fails or Reliance or the Servicer is unable to cure such circumstance or condition in accordance with the Pooling and Servicing Agreement, or if a Lien

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

Certificate with respect to a Financed Vehicle is not delivered to a Custodian within 120 days after the Closing Date (or within 180 days after the Closing Date with respect to Lien Certificates to be issued in the states of Indiana or Nevada), then the Issuer shall require Reliance to purchase, pursuant to the Pooling and Servicing Agreement, any Receivable as to which such representation or warranty is incorrect or any Receivable as to which a Lien Certificate has not been delivered to a Custodian, within the time specified in Section 2.6 of the Pooling and Servicing Agreement. The proceeds of a purchase shall be remitted by the Issuer to the Servicer for deposit by the Servicer in the Collection Account pursuant to Section 3.2(d) of the Pooling Servicing Agreement.

     (c) If the Issuer fails to enforce the purchase or substitution obligation of Reliance under the Pooling and Servicing Agreement, the Trustee is hereby appointed attorney-in-fact to act on behalf of and in the name of the Issuer to require such purchase.


                                   ARTICLE IX
                            Supplemental Indentures


     SECTION 9.1. Supplemental Indentures Without Consent of Noteholders.

     (a) Without the consent of the Holders of Notes but with the prior written consent of the Controlling Party and with prior written notice to the Rating Agencies, the Issuer and the Trustee, when authorized by an Issuer Order, at any time and from time to time, may enter into one or more indentures supplemental hereto in form satisfactory to the Trustee, for any of the following purposes:

          (i) to correct or amplify the description of any property at any time subject to the Lien of this Indenture, or better to assure, convey and confirm unto the Trustee any property subject or required to be subjected to the Lien of this Indenture, or to subject to the Lien of this Indenture additional property;

          (ii) to evidence the succession, in compliance with the applicable provisions hereof, of another Person to the Issuer, and the assumption by any such successor of the covenants of the Issuer herein and in the Notes;

          (iii) to add to the covenants of the Issuer, for the benefit of the Holders of Notes and the Note Insurer, or to surrender any right or power herein conferred upon the Issuer;

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

          (iv) to convey, transfer, assign, mortgage or pledge any property to or with the Trustee;

          (v) to cure any ambiguity or to correct any provision herein or in any supplemental indenture that may be inconsistent with any other provision herein or in any supplemental indenture or to make any other provisions with respect to matters or questions arising under this Indenture or in any supplemental indenture; provided, however, that in the Opinion of Counsel such action shall not materially adversely affect the interests of the Holders of Notes; or

          (vi) to evidence and provide for the acceptance of the appointment hereunder by a successor trustee with respect to the Notes and to add to or change any of the provisions of this Indenture as shall be necessary to facilitate the administration of the trusts hereunder by more than one trustee, pursuant to the requirements of Article VI.

     The Trustee is hereby authorized to join in the execution of any such supplemental indenture and to make any further appropriate agreements and stipulations that may be therein contained. If an Insurer Default has occurred and is continuing, written consent of the Note Insurer shall be required prior to the execution of such supplemental indenture or indentures unless such action shall not, as evidenced by an Opinion of Counsel delivered to the Note Insurer and the Trustee, adversely affect in any material respect the interests of the
Note Insurer.

     (b) The Issuer and the Trustee, when authorized by an Issuer Order, may, without the consent of the any of the Holders of Notes but with the consent of the Controlling Party and with prior written notice to the Rating Agencies, enter into an indenture or indentures supplemental hereto to cure any ambiguity, to correct or supplement any provisions in this Indenture or for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders of Notes under this Indenture; provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Noteholder or, if an Insurer Default has occurred and is continuing, the Note Insurer.

     SECTION 9.2. Supplemental Indentures With Consent of Noteholders. The Issuer and the Trustee, when authorized by an Issuer Order, may, with prior written notice to the Rating Agencies and with the prior written consent of the Controlling Party and the Note Majority enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any

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

manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders of Notes under this Indenture; provided, however, that if an Insurer Default has occurred and is continuing, written consent of the Note Insurer shall be required prior to the execution of such supplemental indenture or indentures unless such action shall not, as evidenced by an Opinion of Counsel delivered to the Note Insurer and the Trustee, adversely affect in any material respect the interests of the Note Insurer; provided further, that, subject to the express rights of the Note Insurer under the Related Documents, including its rights to agree to certain modifications of the Receivables pursuant to Section 3.2 of the Pooling and Servicing Agreement, no such supplemental indenture shall, without the consent of the Holder of each Outstanding Note affected thereby:

          (i) change the date of payment of any installment of principal of or interest on any Note, or reduce the principal amount thereof, the interest rate thereon or the Redemption Price with respect thereto, change the provisions of this Indenture relating to the application of collections on, or the proceeds of the sale of, the Trust Estate to the payment of principal of or interest on the Notes, or change any place of payment where, or the coin or currency in which, any Note or the interest thereon is payable, or impair the right to institute suit for the enforcement of the provisions of this Indenture requiring the application of funds available therefor, as provided in Article V, to the payment of any such amount due on or after the respective due dates thereof (or, in the case of redemption, on or after the Redemption Date);

          (ii) reduce the percentage of the Note Balance, the consent of the Holders of which is required for any such supplemental indenture, or the consent of the Holders of which is required for any waiver of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences provided for in this Indenture;

          (iii) modify or alter the provisions of the proviso to the definition of "Outstanding";

          (iv) reduce the percentage of the Note Balance required to direct the Trustee to direct the Issuer to sell or liquidate the Trust Estate pursuant to Section 5.4 or 5.11;

          (v) permit the creation of any Lien ranking prior to or on a parity with the Lien of this Indenture with respect to any part of the Trust Estate or, except as otherwise permitted or contemplated herein, terminate the Lien of this Indenture on any property at any time subject hereto or deprive

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     any Holder of Notes of the security provided by the Lien of this Indenture;
     or

          (vi) become effective if the Rating Agency Condition in respect thereof shall have not been satisfied.

     It shall not be necessary for any Act of the Noteholders under this Section
9.2 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof. The manner of obtaining such consents (and any other consents of Noteholders provided for in this Indenture or in any other Related Document) and of evidencing the authorization of the execution thereof by Noteholders shall be subject to such reasonable requirements as the Trustee may provide.

     Promptly after the execution by the Issuer and the Trustee of any supplemental indenture pursuant to this Section 9.2, the Trustee shall mail to the Holders of the Notes to which such amendment or supplemental indenture relates a notice setting forth in general terms the substance of such supplemental indenture. Any failure of the Trustee to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

     SECTION 9.3. Execution of Supplemental Indentures. In executing, or permitting the additional trusts created by, any supplemental indenture permitted by this Article IX or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and subject to Sections 6.1 and 6.2, shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture that affects the Trustee's own rights, duties, liabilities or immunities under this Indenture or otherwise.

     SECTION 9.4. Effect of Supplemental Indenture. Upon the execution of any supplemental indenture pursuant to the provisions hereof, this Indenture shall be and be deemed to be modified and amended in accordance therewith with respect to the Notes affected thereby, and the respective rights, limitations of rights, obligations, duties, liabilities and immunities under this Indenture of the Trustee, the Issuer and the Holders of the Notes shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

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

     SECTION 9.5. Reference in Notes to Supplemental Indentures. Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and if required by the Trustee shall, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Issuer or the Trustee shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Issuer, to any such supplemental indenture may be prepared and executed by the Issuer and authenticated and delivered by the Trustee in exchange for Outstanding Notes.


                                   ARTICLE X
                              Redemption of Notes


     SECTION 10.1. Redemption. On any Payment Date on which the Servicer exercises its option to purchase the Receivables pursuant to Section 8.1 of the Pooling and Servicing Agreement, the Notes are subject to redemption for a purchase price equal to the Redemption Price. Pursuant to said Section 8.1, the Servicer shall furnish notice of such redemption to the Issuer, the Trustee, the Backup Servicer, the Rating Agencies and the Note Insurer not later than 10 days prior to the Redemption Date and the Servicer shall deposit with the Trustee in the Collection Account the aggregate Purchase Amounts for the Receivables on or before the date of redemption.

     SECTION 10.2. Form of Redemption Notice. Notice of redemption under Section
10.1 shall be given by the Trustee by first-class mail, postage prepaid, mailed not less than 5 days prior to the applicable Redemption Date to each Holder of Notes, at such Holder's address appearing in the Note Register, or if the Notes are held at the Clearing Agency, then pursuant to the Clearing Agency's normal notice requirements.

     All notices of redemption shall state:

          (i)  the Redemption Date;

          (ii)  the Redemption Price; and

          (iii) the place where such Notes are to be surrendered for payment of the Redemption Price (which shall be the office or agency of the Issuer to be maintained as provided in Section 3.2).

     Notice of redemption of the Notes shall be given by the Trustee in the name

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

and at the expense of the Issuer. Failure to give notice of redemption, or any defect therein, to any Holder of any Note shall not impair or affect the validity of the redemption of any other Note.

     SECTION 10.3. Notes Payable on Redemption Date. The Notes or portions thereof to be redeemed shall, following notice of redemption pursuant to this
Article X, become due and payable on the Redemption Date at the Redemption
Price.

     If there are not sufficient funds in the Collection Account and the Spread Account on the Payment Date on which the Notes are to be redeemed available to pay the Redemption Price, the notice of redemption shall be deemed to have been revoked and the Notes shall not be redeemed on the Redemption Date. Payments will be made on such Payment Date in accordance with Section 4.5 of the Pooling and Servicing Agreement as though no notice of redemption had been given and the Notes shall continue to bear interest at the Note Interest Rate.


                                   ARTICLE XI
                                 Miscellaneous


     SECTION 11.1. Compliance Certificates and Opinions, etc. (a) Upon any application or request by the Issuer to the Trustee to take any action under this Indenture, the Issuer shall furnish to the Trustee and the Note Insurer (i) an Officers' Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and (ii) an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that, in the case of any such application or request as to which the furnishing of such documents is specifically required by this Indenture, no additional certificate or opinion need be furnished.

     Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

          (i) a statement that each signatory of such certificate or opinion has read or has caused to be read such covenant or condition and the definitions herein relating thereto;

          (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

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

          (iii) a statement that, in the opinion of each such signatory, such signatory has made (or has caused to be made) such examination or investigation as is necessary to enable such signatory to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (iv) a statement as to whether, in the opinion of each such signatory, such condition or covenant has been complied with.

     (b)(i) Prior to the deposit of any Indenture Collateral or other property or securities with the Trustee that is to be made the basis for the release of any property or securities subject to the Lien of this Indenture, the Issuer shall, in addition to any obligation imposed in Section 11.1(a) or elsewhere in this Indenture, furnish to the Trustee and the Note Insurer (so long as no Insurer Default shall have occurred and be continuing) an Officers' Certificate certifying or stating the opinion of each person signing such certificate as to the fair value (within 90 days of such deposit) to the Issuer of the Indenture Collateral or other property or securities to be so deposited.

          (ii) Whenever the Issuer is required to furnish to the Trustee and the
     Note Insurer an Officers' Certificate described in clause (i), the Issuer shall also deliver to the Trustee and the Note Insurer an Independent Certificate as to the same matters, if the fair value to the Issuer of the Indenture Collateral or other property or securities to be so deposited and of all other such Indenture Collateral or other property or securities made the basis of any such withdrawal or release since the commencement of the then-current fiscal year of the Issuer, as set forth in the certificates delivered pursuant to clause (i) and this clause (ii), is 10% or more of the Note Balance, but such a certificate need not be furnished with respect to any Indenture Collateral or other property or securities so deposited if the fair value thereof to the Issuer as set forth in the related Officers' Certificate is less than $25,000 or less than one percent of the Note Balance.

     SECTION 11.2. Form of Documents Delivered to Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

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

     Any certificate or opinion of an Authorized Officer of the Issuer may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate, opinion or representations with respect to the matters upon which his certificate or opinion is based is/are erroneous. Any such certificate of an Authorized Officer or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Servicer, Reliance or the Issuer, stating that the information with respect to such factual matters is in the possession of the Servicer, Reliance or the Issuer, as applicable, unless such Authorized Officer or counsel knows, or in the exercise of reasonable care should know, that the certificate, opinion or representations with respect to such matters is/are erroneous.

     Where any Person is required or permitted to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

     Whenever in this Indenture, in connection with any application, certificate or report to the Trustee, it is provided that the Issuer shall deliver any document as a condition of the granting of such application, or as evidence of the Issuer's compliance with any term hereof, it is intended that the truth and accuracy, at the time of the granting of such application or at the effective date of such certificate or report (as the case may be), of the facts and opinions stated in such document shall in such case be conditions precedent to the right of the Issuer to have such application granted or to the sufficiency of such certificate or report. The foregoing shall not, however, be construed to affect the Trustee's right to rely upon the truth and accuracy of any statement or opinion contained in any such document as provided in Article VI.

     SECTION 11.3. Acts of Noteholders. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Noteholders may be embodied in and evidenced by one or more instrument(s) of substantially similar tenor signed by such Noteholders in person or by agents duly appointed in writing; and except as herein otherwise expressly provided, such action shall become effective when such instrument(s) are delivered to the Trustee, and, where it is hereby expressly required, to the Issuer. Such instrument(s) (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Noteholders signing such instrument(s). Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this

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

Indenture and (subject to Section 6.1) conclusive in favor of the Trustee and the Issuer, if made in the manner provided in this Section.

     (b) The fact and date of the execution by any Person of any such instrument or writing may be proved in any manner that the Trustee deems sufficient.

     (c)  The ownership of Notes shall be proved by the Note Register.

     (d) Any request, demand, authorization, direction, notice, consent, waiver or Act by the Holder of any Notes shall bind the Holder of every Note issued upon the registration thereof, in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such Note.

     SECTION 11.4. Notices, etc., to the Trustee, Issuer and Rating Agencies. Any request, demand, authorization, direction, notice, consent, waiver or Act of Noteholders, or other documents provided or permitted by this Indenture, shall be in writing and, if such request, demand, authorization, direction, notice, consent, waiver or Act of Noteholders is to be made upon, given or furnished to or filed with:

          (a) the Trustee by any Noteholder or by the Issuer, shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its Corporate Trust Office, or

          (b) the Issuer by the Trustee or by any Noteholder, shall be sufficient for every purpose hereunder if in writing and mailed, first-class, postage prepaid, to the Issuer addressed to: Reliance Auto Receivables Corporation, 400 North Loop, 1604 East, Suite 210, San Antonio, Texas 78232, Attention: Michael D. Bernick, Telecopy No.: (210) 402-0761, with a copy to James I. Kaplan, 980 North Michigan Avenue, 14th Floor, Chicago, Illinois 60611, Telecopy No.: (312) 214-7683 or at any other address previously furnished in writing to the Trustee by the Issuer. The Issuer shall promptly transmit any notice received by it from the Noteholders to the Trustee.

     Notices required to be given to the Rating Agencies and the Note Insurer by the Issuer or the Trustee shall be in writing, personally delivered or mailed by certified mail, return receipt requested, to their respective addresses set forth in Section 9.9 of the Pooling and Servicing Agreement.

     SECTION 11.5. Notices to Noteholders; Waiver. Where this Indenture provides for notice to Noteholders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class, postage prepaid to each Noteholder affected by such event, at his address as it appears on the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. Any notice shall be deemed effective on the day following such mailing. In any case where notice to Noteholders is given by mail, neither the failure to mail such notice nor any defect in any notice so mailed to any particular Noteholder shall affect the sufficiency of such notice with respect to other Noteholders, and any notice that is mailed in the manner herein provided shall conclusively be presumed to have been duly given.

     Where this Indenture provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Noteholders shall be filed with the Trustee but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such a waiver.

     In case, by reason of the suspension of regular mail service, it shall be impractical to mail notice of any event to Noteholders when such notice is required to be given pursuant to this Indenture, then any manner of giving such notice as shall be satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice.

     Where this Indenture provides for notice to the Rating Agencies, failure to give such notice shall not affect any other rights or obligations created hereunder, and shall not under any circumstance constitute a Default or Event of Default.

     SECTION 11.6.  [Reserved].

     SECTION 11.7. Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

     SECTION 11.8. Successors and Assigns. All covenants and agreements in this Indenture and the Notes by the Issuer shall bind its successors and assigns, whether so expressed or not. All agreements of the Trustee in this Indenture shall bind its successors, co-trustees and agents of the Trustee.

     SECTION 11.9. Severability. Any provision of this Indenture or the Notes that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or of the Notes, as applicable, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     SECTION 11.10. Benefits of Indenture. The Note Insurer and its successors and assigns shall be express third party beneficiaries to the provisions of this Indenture, and shall be entitled to rely upon and directly to enforce such provisions of this Indenture. Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, the Noteholders, any other party secured hereunder and any other Person with an ownership interest in any part of the Trust Estate, any benefit or any legal or equitable right, remedy or claim under this Indenture. The Note Insurer may disclaim any of its rights and powers under this Indenture (in which case the Trustee may exercise such right or power hereunder), but not its duties and obligations under the Policy, upon delivery of a written notice to the Trustee.

     SECTION 11.11. Legal Holidays. In any case where the date on which any payment is due shall not be a Business Day, then (notwithstanding any other provision of the Notes or this Indenture) payment need not be made on such date, but may be made on the next Business Day with the same force and effect as if made on the date on which nominally due, and no interest shall accrue for the period from and after any such nominal date.

     SECTION 11.12. Governing Law. This Indenture shall be construed in accordance with the laws of the State of New York, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

     SECTION 11.13. Counterparts. This Indenture may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

     SECTION 11.14. Recording of Indenture. If this Indenture is subject to recording in any public recording offices, such recording is to be effected by the Issuer and, at its expense, accompanied by an Opinion of Counsel (which may be counsel to the Trustee or any other counsel reasonably acceptable to the Trustee and the Controlling Party) to the effect that such recording is necessary either for the protection of the Noteholders or any other Person secured hereunder or for the enforcement of any right or remedy granted to the Trustee under this Indenture.

     SECTION 11.15. Trust Obligation. No recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer or the Trustee on the Notes or under this Indenture or any certificate or other writing delivered in connection herewith or therewith, against (i) the Trustee in its individual capacity, (ii) any owner of a beneficial interest in the Issuer or (iii) any partner, owner, beneficiary, officer, director, employee or agent of (a) the Trustee in its individual capacity, (b) any owner of a beneficial interest in the Issuer or the Trustee or (c) of any successor or assign of the Trustee in its individual capacity, except as any such Person may have expressly agreed (it being understood that the Trustee has no such obligations in its individual capacity) and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity.

     SECTION 11.16. No Petition. The Trustee, by entering into this Indenture, and each Noteholder, by accepting a Note, hereby covenant and agree that they shall not at any time institute against the Issuer, or join in any institution against the Issuer of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States Federal or State bankruptcy or similar law in connection with any obligations relating to the Notes, this Indenture or any other Related Document. The foregoing shall not limit the rights of the Trustee to file any claim in or otherwise take any action with respect to any insolvency proceeding that was instituted against the Issuer by any Person other than the Trustee.

     SECTION 11.17. Inspection. The Issuer agrees that, on reasonable prior notice, it will permit any representative of the Trustee and the Note Insurer, during the Issuer's normal business hours, to examine all the books of account, records, reports and other papers of the Issuer, to make copies and extracts therefrom, to cause such books to be audited by Independent certified public accountants, and to discuss the Issuer's affairs, finances and accounts with the Issuer's officers, employees and Independent certified public accountants, all at such reasonable times and as often as may be reasonably requested. The Trustee and the Note Insurer shall and shall cause its representatives to hold in confidence all such information; provided, however, that the foregoing shall not be construed to prohibit (i) disclosure of any and all information that is or becomes publicly known, or information obtained by the Trustee and the Note Insurer from sources other than the Issuer, Reliance or the Servicer, (ii) disclosure of any and all information (A) if required to do so by any applicable statute, law, rule or regulation, (B) to any government agency or regulatory or self-regulatory body having or claiming authority to regulate or oversee any aspects of the Trustee's or the Note Insurer's business or that of its Affiliates, (C) pursuant to any subpoena, civil investigative demand or similar demand or request of any court, regulatory authority, arbitrator or arbitration to which the Trustee or the Note Insurer, such Noteholder or an Affiliate thereof or any officer, director, employee or shareholder thereof is subject, (D) in any preliminary or final offering circular, registration statement or contract or other document pertaining to the transactions contemplated by the Indenture and approved in advance by the Issuer or (E) to any Affiliate, independent or internal auditor, agent, employee or attorney of the Trustee, the Note Insurer or such Noteholder having a need to know the same; provided, however, that the Trustee, the Note Insurer or such Noteholder advises such recipient of the confidential nature of the information being disclosed and such recipient agrees to keep such information confidential,
(iii) any other disclosure authorized by the Issuer, Reliance or the Servicer or
(iv) disclosure to the other parties to the transactions contemplated by the Related Documents and the Noteholders.

           IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed by their respective officers duly authorized as of the day and year first above written.

                                  RELIANCE AUTO RECEIVABLES
                                  CORPORATION, as Issuer


                                  By:________________________________
                                        Michael D. Bernick
                                        Treasurer



                                  HARRIS TRUST AND SAVINGS BANK,
                                  not in its individual capacity, but solely as Trustee


                                  By:________________________________
                                     Name:
                                     Title:

                                                                       EXHIBIT A
                                                                    to Indenture


                                 FORM OF NOTES
                                 -------------


REGISTERED                                                      $____________/1/

No. R-___                                                CUSIP NO. _____________

           Unless this Note is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Issuer or its agent for registration of transfer, exchange or payment, and any Note issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

           THE PRINCIPAL OF THIS NOTE IS PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

     THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES OR "BLUE SKY" LAWS. THE HOLDER HEREOF, BY PURCHASING THIS NOTE, AGREES THAT THIS NOTE MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (1) SO LONG AS THIS NOTE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A, PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER

-----------------
/1/Denominations of $250,000 and integral multiples of $1,000 in excess thereof.

     THE SECURITIES ACT OR (3) IN RELIANCE ON ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUBJECT TO THE RECEIPT BY THE TRUSTEE AND THE NOTE INSURER OF A CERTIFICATION OF THE TRANSFEREE AND AN OPINION OF COUNSEL (SATISFACTORY TO THE TRUSTEE, THE ISSUER AND THE
     NOTE INSURER) TO THE EFFECT THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES.

     SECTION 2.13 AND SECTION 2.14 OF THE INDENTURE CONTAIN FURTHER RESTRICTIONS ON THE TRANSFER AND RESALE OF THIS NOTE AND ANY INTEREST HEREIN. EACH TRANSFEREE OF THIS NOTE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE ACCEPTED THIS NOTE, SUBJECT TO THE FOREGOING RESTRICTIONS ON TRANSFERABILITY. IN ADDITION, EACH TRANSFEREE OF THIS NOTE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE MADE THE REPRESENTATIONS AND AGREEMENTS SET FORTH IN SECTION 2.13.

                     RELIANCE AUTO RECEIVABLES CORPORATION

                    6.10% ASSET BACKED NOTES, SERIES 1996-A

           Reliance Auto Receivables Corporation, a Delaware corporation (including any successor, the "Issuer"), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of __________________ DOLLARS ($___________), partially payable on each
     Payment Date from the Collection Account in respect of principal on the Notes pursuant to Section 3.1 of the Indenture and Section 4.5 of the Pooling and Servicing Agreement; provided, however, that the entire unpaid principal amount of this Note shall be due and payable on the earlier of the Final Scheduled Payment Date and the Redemption Date, if any, pursuant to Section 10.1 of the Indenture. The Issuer will pay interest on this Note at the rate per annum shown above, on each Payment Date until the principal of this Note is paid or made available for payment, on the principal amount of this Note outstanding on the close of business on the day preceding such Payment Date, subject to certain limitations contained in Section 3.1 of the Indenture and Section 4.5 of the Pooling and Servicing Agreement. Interest on this Note will accrue for each Payment Date from the most recent Payment Date on which interest has been paid to but excluding the then current Payment Date or, if no interest has yet been paid, from November 20, 1996. Interest will be computed on the basis of a 360-day year of twelve 30-day months. Such principal of and interest on this Note shall be paid in the manner specified in the Indenture.

           The principal of and interest on this Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuer with respect to this Note shall be applied first to interest due and payable on this Note as provided above and then to the unpaid principal of this Note.

           The Notes are entitled to the benefits of a financial guaranty insurance policy (the "Policy") issued by MBIA Insurance Corporation (the "Note Insurer"), pursuant to which the Note Insurer has unconditionally guaranteed payments of the Interest Distributable Amount and the Noteholders' Principal Payment Amount on each Payment Date, all as more fully set forth in the Indenture.

           "Statement of Insurance" attached hereto.

           Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Note.

           Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Note shall not be entitled to any benefit under the Indenture referred to on the reverse hereof, or be valid or obligatory for any purpose.

           IN WITNESS WHEREOF, the Issuer has caused this instrument to be signed, manually or in facsimile, by its Authorized Officer.

     Dated:  November 20, 1996

                                   RELIANCE AUTO RECEIVABLES CORPORATION

                                   By:________________________________
                                      Name:___________________________
                                      Title:__________________________

                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION


           This is one of the Notes designated above and referred to in the within-mentioned Indenture.


     Dated:    November 20, 1996



                                            _________________________________,
                                            not in its individual capacity but
                                            solely as Trustee


                                            By:______________________________
                                               Authorized Signatory

                               [REVERSE OF NOTE]


           This Note is one of a duly authorized issue of Notes of the Issuer, designated as its 6.10% Asset Backed Notes, Series 1996-A (the "Notes"), all issued under an Indenture dated as of November 20, 1996 (such Indenture, as supplemented or amended, is herein called the "Indenture"), between the Issuer and Harris Trust and Savings Bank, not in its individual capacity but solely as trustee (the "Trustee", which term includes any successor Trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuer, the Trustee and the Holders of the Notes. The Notes are subject to all terms of the Indenture. All terms used in this Note that are not otherwise defined herein and that are defined in the Indenture shall have the meanings assigned to them in or pursuant to the Indenture.

           The Notes are and will be equally and ratably secured by the collateral pledged as security therefor as provided in the Indenture.

           The Issuer shall pay interest on overdue installments of interest at the Note Interest Rate to the extent lawful.

           As provided in the Indenture, the Notes are subject to redemption pursuant to Section 10.1 of the Indenture, in whole, but not in part, on any Payment Date on which the Servicer (with the consent of the Note Insurer under certain circumstances) exercises its option to purchase the Receivables pursuant to Section 8.1 of the Pooling and Servicing Agreement. Under Section 8.1 of the Pooling and Servicing Agreement, the Servicer has an option to purchase the Receivables (with the consent of the Note Insurer if a draw on the Policy has occurred or if such purchase would result in a claim on the Policy or in any amount owing to the Note Insurer remaining unpaid), on any Payment Date on or after the date on which the Note Balance is less than or equal to 10% of the Note Balance on the Closing Date.

           Each Noteholder or Note Owner, by acceptance of a Note, or, in the case of a Note Owner, a beneficial interest in the Note, covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer or the Trustee on the Notes or under the Indenture or any certificate or other writing delivered in connection therewith, against (i) the Trustee in its individual capacity, (ii) any owner of a beneficial interest in the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director or employee of (a) the Trustee in its individual capacity, (b) any holder of a beneficial interest in the Issuer or the Trustee or of (c) any successor or assign of the Trustee in its individual capacity, except as any such Person may have expressly agreed and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity.

           It is the intent of the Issuer, the Servicer, the Noteholders and the Note Owners that, for purposes of Federal and State income tax and any other tax measured in whole or in part by income, the Notes will qualify as indebtedness of the Issuer. The Noteholders, by acceptance of a Note, agree to treat, and to take no action inconsistent with the treatment of, the Notes for such tax purposes as indebtedness of the Issuer.

          Each Noteholder or Note Owner, by acceptance of a Note, or, in the case of a Note Owner, a beneficial interest in a Note, covenants and agrees that by accepting the benefits of the Indenture that such Noteholder will not at any time institute against the Issuer, or join in any institution against the Issuer of, any bankruptcy, reorganization or arrangement, insolvency or liquidation proceedings under any United States Federal or State bankruptcy or similar law in connection with any obligations relating to the Notes, the Indenture or the Related Documents.

          This Note and the Indenture shall be construed in accordance with the laws of the State of New York, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder and thereunder shall be determined in accordance with such laws.

          No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

          Anything herein to the contrary notwithstanding, except as expressly provided in the Related Documents, neither Harris Trust and Savings Bank, in its individual capacity, any owner of a beneficial interest in the Issuer, nor any of their respective partners, beneficiaries, agents, officers, directors, employees, successors or assigns shall be personally liable for, nor shall recourse be had to any of them for, the payment of principal of or interest on, or performance of, or omission to perform, any of the covenants, obligations or indemnifications contained in this Note or the Indenture, it being expressly understood that said covenants, obligations and indemnifications have been made by the Trustee for the sole purposes of binding the interests of the Trustee in the assets of the Issuer. The Holder of this Note by the acceptance hereof agrees that, except as expressly provided in the Related Documents, in the case of an Event of Default under the

     Indenture, the Holder shall have no claim against any of the foregoing for any deficiency, loss or claim therefrom; provided, however, that nothing contained herein shall be taken to prevent recourse to, and enforcement against, the assets of the Issuer for any and all liabilities, obligations and undertakings contained in the Indenture or in this Note.

                                   ASSIGNMENT


     Social Security or taxpayer I.D. or other identifying number of assignee

     _________________________________________________________________

          FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _______________________________

     __________________________________________________________
                    (name and address of assignee)

     the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints ______________________, attorney, to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.

     Dated:  _____________  _______________________________ *


                            Signature Guaranteed:



                            ____________________________________________

                            Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Note Registrar, which requirements include membership or participation in STAMP or such other "signature guarantee program" as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

     _________________________

      * NOTE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note in every particular without alteration, enlargement or any change whatsoever.

                                                                       EXHIBIT C
                                                                    to Indenture


                   FORM OF SECTION 3.9 OFFICERS' CERTIFICATE
                   -----------------------------------------



     ____________, 199_


     _________________________
     _________________________
     _________________________

     Attention:_______________

          Pursuant to Section 3.9 of the Indenture, dated as of November 20, 1996 (the "Indenture"), between Reliance Auto Receivables Corporation (the "Issuer") and Harris Trust and Savings Bank, as Trustee, the undersigned hereby certify that:

               (a) a review of the activities of the Issuer during the previous fiscal year and of performance under the Indenture has been made under the supervision of the undersigned; and

               (b) to the best knowledge of the undersigned, based on such review, the Issuer has complied with all conditions and covenants under the Indenture throughout such year. [or, if there has been a default in the compliance of any such condition or covenant, this certificate is to specify each such default known to the undersigned and the nature and status thereof]

                                    RELIANCE AUTO RECEIVABLES
                                     CORPORATION


                                    By:________________________________
                                       Name:___________________________
                                       Title:__________________________

                                                                       EXHIBIT D
                                                                    to Indenture

                             Representation Letter
                                (Non-Rule 144A)



     Harris Trust and Savings Bank
     311 West Monroe Street
     Chicago, Illinois  60606

     Reliance Auto Receivables Corporation
     400 North Loop 1604 East
     Suite 210
     San Antonio, Texas  78232

     BA Securities, Inc.
     231 South LaSalle Street
     17th Floor
     Chicago, Illinois  60697

     First Chicago Capital Markets, Inc.
     One First National Plaza
     Chicago, Illinois  60670

          Re:  Reliance Auto Receivables Corporation
               _____% Asset Backed Notes, Series 1996-A
               ----------------------------------------

          The undersigned purchaser ("Purchaser") understands that the purchase of the above-referenced notes described on the Schedule attached hereto (the "Notes") may be made only by institutions that are "Accredited Investors" under Sections 501(a)(1), (2), (3) and (7) of Regulation D, as promulgated under the Securities Act of 1933, as amended (the "1933 Act"), which includes banks, savings and loan associations, registered brokers and dealers, insurance companies, investment companies, and organizations described in Section 501(c)(3) of the Internal Revenue Code, corporations, business trusts and partnerships, not formed for the specific purpose of acquiring the Notes offered, with total assets in excess of $5,000,000.
     The undersigned represents on behalf of the Purchaser that the Purchaser is an "Accredited Investor" within the meaning of such definition. Purchaser is urged to review carefully the responses, representations and warranties it is making herein.

     Representations and Warranties
     ------------------------------

          Purchaser makes the following representations and warranties in order to permit the Trustee, Reliance Auto Receivables Corporation ("Reliance Auto Receivables"), BA Securities, Inc. and First Chicago Capital Markets, Inc. to determine its suitability as a purchaser of Notes and to determine that the exemption from registration relied upon by Reliance Auto Receivables under Section 4(2) of the 1933 Act is available to it.

          1. The execution and delivery of this Representation Letter has been duly authorized by the Purchaser by all necessary corporate action on its part, including due authorization and approval by the Board of Directors or other governing body of the purchaser.

          2. The Purchaser understands that the Notes have not been and will not be registered under the 1933 Act in reliance upon the exemption provided in Section 4(2) of the 1933 Act or any other applicable exemption, that the Notes have not and will not be registered or qualified under the securities or "blue sky" laws of any jurisdiction, that the Notes (and any interest therein) may be resold (which resale is not currently contemplated) or otherwise transferred only if so registered or qualified or if an exemption from registration or qualification is available, that Reliance Auto Receivables is not required to register the Notes and that any transfer must comply with Sections 2.13 and 2.14 of the Indenture relating to the Notes.

          3. The Purchaser will comply with all applicable federal and state securities laws in connection with any subsequent resale of the Notes (or any in interest therein).

          4. The Purchaser is a sophisticated institutional investor and has knowledge and experience in financial and business matters and is capable of evaluating the merits and risks of its investment in the Notes (or any interest therein) and is able to bear the economic risk of such investment. The Purchaser has been given such information concerning the Notes, the underlying retail installment contracts and Reliance Auto Receivables as it has requested.

          5. The Purchaser is acquiring the Notes (or any interest therein) as principal for its own account (or for the account of one or more other institutional investors for which it is acting as duly authorized fiduciary or agent) for the purpose of investment and not with a view to or for sale in connection with any distribution thereof, subject nevertheless to any requirement of law that the disposition of the Purchaser's property will at all times be and remain within its control.

          6. Neither the Purchaser nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of any Note, any interest in any Note to, or solicited any offer to buy or accept a transfer, pledge or other disposition of any Note or any interest in any Note with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, which would constitute a distribution of the Notes under the 1933 Act or which would render the disposition of any Note a violation of Section 5 of the 1933 Act or any state securities law, require registration or qualification pursuant thereto, nor will it act, nor has it authorized or will it authorize any person to act, in such manner with respect to the Notes.

          7. The Purchaser represents that it either (a) is not acquiring the Notes or any interest therein with the assets of any "plan" subject to
     Section 4975 of the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or (b) its purchase and holding of the Notes or any interest therein will not result in a nonexempt prohibited transaction under Section 406(a) of ERISA or Section 4975 of the Code, or (c) its purchase and holding of the Notes meets the requirements for an exemption under Department of Labor Prohibited Transaction Exemption 95-60.

          8. The Purchaser understands that there is no market, nor is there any assurance that a market will develop, for the Notes and that the Issuer does not have any obligation to make or facilitate any such market (or to otherwise repurchase the Notes from the Purchaser) under any circumstances.

          9. The Purchaser has consulted with its own legal counsel, independent accountants and financial advisors to the extent it deems necessary regarding the tax consequences to it of ownership of the Notes, is aware that its taxable income with respect to the Notes in any accounting period may not correspond to the cash flow (if any) from the Notes for such period, and is not purchasing the Notes in reliance on any representations of the Issuer or its counsel with respect to tax matters.

          10. The Purchaser understands that such Note will bear a legend as set forth in the form of Note included in the Indenture.

          11. The Purchaser agrees that it will obtain from any purchaser of the Notes (or any interest therein) from it substantially the same representations, warranties and agreements contained in (i) the foregoing paragraphs 1 through 10 and in this paragraph 11 or (ii) Exhibit E to the Indenture.

          The representations and warranties contained herein will be binding upon the heirs, executors, administrators and other successors of the undersigned. If there is more than one signatory hereto, the obligations, representations, warranties and agreements of the undersigned are made jointly and severally.

          Executed at ______________________________________, this ______ day of
     _____________, 199__.


     ________________________________
     Purchaser's Name (Print)


     By______________________________
          Signature


     Its_____________________________



     ________________________________
     Address of Purchaser



     ________________________________
     Purchaser's Taxpayer
     Identification Number

                                                                       EXHIBIT E
                                                                    to Indenture

                             Representation Letter
                                  (Rule 144A)


     Harris Trust and Savings Bank
     311 West Monroe Street
     Chicago, Illinois  60606

     Reliance Auto Receivables Corporation
     400 North Loop 1604 East
     Suite 210
     San Antonio, Texas  78232

     BA Securities, Inc.
     231 South LaSalle Street
     17th Floor
     Chicago, Illinois  60697

     First Chicago Capital Markets, Inc.
     One First National Plaza
     Chicago, Illinois  60670

          Re:  Reliance Auto Receivables Corporation
               _____% Asset Backed Notes, Series 1996-A
               ----------------------------------------

     Dear Sirs:

          ___________________ (the "Purchaser") is today purchasing in a private resale from Reliance Auto Receivables Corporation (the "Issuer") the above captioned notes (the "Notes"), issued pursuant to the Indenture dated as of November 20, 1996 between Reliance Auto Receivables Corporation, as issuer (the "Company") and __________________________, as trustee (the "Trustee").

          In connection with the purchase of the Notes, the Purchaser hereby represents and warrants to you as follows:

          1. The execution and delivery of this Representation Letter has been duly authorized by the Purchaser by all necessary corporate action on its part.

          2. The Purchaser understands that the Notes have not been and will not be registered under the Securities Act of 1933, as amended (the "1933 Act"), in reliance upon the exemption provided in Section 4(2) of the 1933 Act or any other applicable exemption, that the Notes have not and will not be registered or qualified under the securities or "blue sky" laws of any jurisdiction, that the Notes (and any interest therein) may be resold (which resale is not currently contemplated) or otherwise transferred only if so registered or qualified or if an exemption from registration or qualification is available, that Reliance Auto Receivables Corporation is not required to register the Notes and that any transfer must comply with Sections 2.13 and 2.14 of the Indenture relating to the Notes.

          3. The Purchaser is not acquiring the Notes (or any interest therein) with a view to, or for resale in connection with, a distribution that would constitute a public offering within the meaning of the 1933 Act or a violation of the 1933 Act or any state securities law (subject to the understanding that disposition of the Purchaser's property will remain at all times within its control). The Purchaser is not an affiliate of the Trustee, any custodian of the Notes or the Company or any affiliate thereof.

          4. The Purchaser agrees that if at some time it wishes to dispose of or exchange any of the Notes (or any interest therein), it will not transfer or exchange any of the Notes unless such transfer or exchange is in accordance with the provisions of Sections 2.13 and 2.14 of the Indenture.

          5. The Purchaser is a qualified institutional buyer as defined in Rule 144A of the 1933 Act and has completed either of the forms of certification to that effect attached hereto as Annex 1 or Annex 2; it is aware that the sale to it is being made in reliance on Rule 144A; it is acquiring the Notes (or any interest therein) for its own account or for the account of a qualified institutional buyer, it understands that such Notes (or any interest therein) may be resold, pledged or transferred only
     (i) to a person who the Purchaser reasonably believes is a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A; or (ii) pursuant to another exemption from registration under the 1933 Act.

          6. Neither the Purchaser nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of any Note, any interest in any Note to, or solicited any offer to buy or accept a transfer, pledge or other disposition of any Note or any interest in any Note with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, which would constitute a distribution of the Notes under the 1933 Act or which would render the disposition of any Note a violation of Section 5 of the 1933 Act or any state securities law, require registration or qualification pursuant thereto, nor will it act, nor has it authorized or will it authorize any person to act, in such manner with respect to the Notes.

          7. The Purchaser represents that it either (a) is not acquiring the Notes or any interest therein with the assets of any "plan" subject to
     Section 4975 of the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or (b) its purchase and holding of the Notes or any interest therein will not result in a nonexempt prohibited transaction under Section 406(a) of ERISA or Section 4975 of the Code, or (c) its purchase and holding of the Notes meets the requirements for an exemption under Department of Labor Prohibited Transaction Exemption 95-60.

          8. The Purchaser understands that there is no market, nor is there any assurance that a market will develop, for the Notes and that the Issuer does not have any obligation to make or facilitate any such market (or to otherwise repurchase the Notes from the Purchaser) under any circumstances.

          9. The Purchaser has consulted with its own legal counsel, independent accountants and financial advisors to the extent it deems necessary regarding the tax consequences to it of ownership of the Notes, is aware that its taxable income with respect to the Notes in any accounting period may not correspond to the cash flow (if any) from the Notes for such period, and is not purchasing the Notes in reliance on any representations of the Issuer or its counsel with respect to tax matters.

          10. The Purchaser has reviewed the Confidential Offering Circular (the "Offering Circular") dated November 14, 1996, with respect to the Notes, and the agreements and other materials referred to therein, and has had the opportunity to ask questions and receive answers concerning the terms and conditions of the transactions contemplated by the Offering Circular and to obtain additional information necessary to verify the accuracy and completeness of any information furnished to the Purchaser or to which the Purchaser had access.

          11. The Purchaser hereby further agrees to be bound by all the terms and conditions of the Notes as provided in the Indenture.

          12. If the Purchaser sells any of the Notes (or any interest therein), the Purchaser will obtain from any subsequent purchaser representations substantially similar to those contained in (i) this Representation Letter or (ii) Exhibit D to the Indenture.

                            Very truly yours,



     Dated:                 By:
           ---------------     ---------------------
                            Name:

                                                            Annex I to Exhibit E

           Qualified Institutional Buyer Status Under SEC Rule 144A
           --------------------------------------------------------
                   (Buyers other than investment companies)

     Harris Trust and Savings Bank
     311 West Monroe Street
     Chicago, Illinois  60606

     Reliance Auto Receivables Corporation
     400 North Loop 1604 East
     Suite 210
     San Antonio, Texas  78232

     BA Securities, Inc.
     231 South LaSalle Street
     17th Floor
     Chicago, Illinois  60697

     First Chicago Capital Markets, Inc.
     One First National Plaza
     Chicago, Illinois  60670

          Re:  Reliance Auto Receivables Corporation
               _____% Asset Backed Notes, Series 1996-A


          Name of Buyer: ______________________________ ("Buyer")

          I hereby certify that as indicated below, I am the President, Chief Financial Officer, Senior Vice President or other executive officer of Buyer.

          In connection with purchases by Buyer from time to time, I hereby certify to you and, if you act as broker for one or more customers, to such customers, that Buyer is a "qualified institutional buyer" as defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A"), because (i) Buyer owned and/or invested on a discretionary basis $_______/1/ in securities (except for the

     ---------------------------
     /1/ Buyer must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Buyer is a dealer, and, in that case, Buyer must own and/or invest on a discretionary basis at least $10,000,000 in securities.

     excluded securities referred to below) as of the end of Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A) and
     (ii) Buyer satisfies the criteria in the category marked below.


          Corporation, etc. Buyer is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or charitable organization described in
          Section 501(c)(3) of the Internal Revenue Code.

          Bank. Buyer (a) is a national bank or banking institution organized under the laws of any State, territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a "foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

          Savings and Loan. Buyer (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institution or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

          Broker-dealer. Buyer is a dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended.

          Insurance Company. Buyer is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State, territory or the District of Columbia.

          State or Local Plan. Buyer is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of a State or its political subdivisions, for the benefit of its employees.

          ERISA Plan. Buyer is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, as amended.

          Investment Advisor. Buyer is an investment advisor registered under the

          Investment Advisers Act of 1940, as amended.

          The term "securities" as used herein does not include (i) securities of issuers that are affiliated with Buyer (ii) securities that are part of an unsold allotment to or subscription by Buyer (if Buyer is a dealer),
     (iii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iv) bank deposit notes and certificates of deposit, (v) loan participations, (vi) repurchase agreements, (vii) securities owned but subject to a repurchase agreement and (viii) currency, interest rate and commodity swaps.

          For purposes of determining the aggregate of securities owned and/or invested on a discretionary basis by Buyer, Buyer used the cost of such securities to Buyer and did not include any of the securities referred to in the preceding paragraph.

          Further, in determining such aggregate amount, Buyer may have included securities owned by subsidiaries of Buyer, but only if such subsidiaries are consolidated with Buyer in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under Buyer's direction. However, such securities were not included if Buyer is a majority-owned, consolidated subsidiary of another enterprise and Buyer is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

          Buyer acknowledges that it is familiar with Rule 144A and understands that you and your customers (if you act as a broker for one or more customers) are and will continue to rely on the statements made herein because one or more sales by you for your own account or your customers account to Buyer may be in reliance on Rule 144A.

                              Will Buyer be purchasing Rule 144A
                              securities only for Buyer's own account?
         -------     ------
           Yes         No

          If the answer to this question is "no", Buyer agrees that, in connection with any purchase of securities sold to Buyer for the account of a third party (including any separate account) in reliance on Rule 144A, buyer will only purchase for the account of a third party that at the time is a "qualified institutional buyer" within the meaning of Rule 144A. In addition, Buyer agrees that Buyer will not purchase securities for a third party unless Buyer has obtained a current representation letter from such third party or taken other appropriate steps contemplated by Rule 144A to conclude that such third party independently meets the definition of "qualified institutional buyer" set forth in Rule 144A.

          Buyer agrees to notify you of any changes in the information and conclusions herein. Until such notice is given to you, Buyer's purchase of securities from you, or through you from your customers, will constitute a reaffirmation of the foregoing certifications and acknowledgments as of the date of such purchase.

          Further, if Buyer is a bank or savings and loan as provided above, Buyer agrees that it will furnish you with updated annual financial statements promptly after they become available.

     Date: _________________            Very truly yours,



                                        ______________________________
                                        Print Name of Buyer



                                        By____________________________
                                             Name:
                                             Title:

                                                            Annex 2 to Exhibit E

     Harris Trust and Savings Bank
     311 West Monroe Street
     Chicago, Illinois  60606

     Reliance Auto Receivables Corporation
     400 North Loop 1604 East
     Suite 210
     San Antonio, Texas  78232

     BA Securities, Inc.
     231 South LaSalle Street
     17th Floor
     Chicago, Illinois  60697

     First Chicago Capital Markets, Inc.
     One First National Plaza
     Chicago, Illinois  60670

          Re:  Reliance Auto Receivables Corporation
               _____% Asset Backed Notes, Series 1996-A
               ----------------------------------------

          Name of Buyer: ________________________________________
          ("Buyer")
          Name of Investment Adviser: ___________________________
          ("Adviser")

          I hereby certify that, as indicated below, I am the President, Chief Financial Officer or Senior Vice President of Buyer or, if Buyer is a "qualified institutional buyer" as defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A"), because Buyer is part of a Family of Investment Companies (as defined below), of Adviser.

          In connection with purchases by Buyer from time to time, I hereby certify to you and, if you act as broker for one or more customers, to such customers, that Buyer is a "qualified institutional buyer" as defined in Rule 144A because (i) Buyer is an investment company registered under the Investment Company Act of 1940, as amended and (ii) as marked below, Buyer alone, or Buyer's Family of Investment Companies, owned at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of Buyer's most recent fiscal year.

     ______ Buyer owned $__________ in securities (other than the excluded securities referred to below) as of the end of Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

     ______ Buyer is part of a Family of Investment Companies which owned in the aggregate $_______ in securities (other than the excluded securities referred to below) as of the end of Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

     For purposes of determining the amount of securities owned by Buyer or Buyer's Family of Investment Companies, I used the cost of such securities.

          The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

          The term "securities" as used herein does not include (i) securities of issuers that are affiliated with Buyer or are part of Buyer's Family of Investment Companies, (ii) securities issued or guaranteed by the U.S., or any instrumentality thereof, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

          On behalf of Buyer, I acknowledge that Buyer is familiar with Rule 144A and understands that you and your customers (if you act as a broker for one or more customers) are and will continue to rely on the statements made herein because one or more sales to Buyer by you for your own account or your customer's account will be in reliance on Rule 144A. In addition, on behalf of Buyer, I agree that, in connection with any purchase of securities sold by or through you in reliance on Rule 144A, Buyer will only purchase for Buyer's own account.

          Finally, on behalf of Buyer or Adviser (as appropriate), I also agree to notify you of any changes in the information and conclusions herein. Until such notice is given to you, Buyer's purchase from time to time of securities from you, or through you from your customers, will constitute a reaffirmation of the foregoing certifications and acknowledgements by me as of the date of such purchase.


     Date: _________________            Very truly yours,


                                        ____________________________
                                        Name:
                                        Title:



                                        On behalf of:


                                        ____________________________
                                        Name of Buyer:


                                        or



                                        ____________________________
                                        Name of Adviser: